As filed with the Securities and Exchange Commission on April 30, 2003

                                                   Registration No. 333-71008
                                                   --------------------------

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                FORM SB-2/A
                              Amendment No. 4

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   PHOENIX INTERNATIONAL INDUSTRIES, INC.
               (Name of small business issuer in its charter)

         Florida                    2856                    59-2564162
------------------------  -------------------------  ------------------------
(State of incorporation)     (Primary Standard       (IRS Employer ID Number)
                          Industrial Classification
                                Code Number)

1750 Osceola Drive, West Palm Beach, Florida 33409        (561) 688-0440
-----------------------------------------------------------------------------
            (Address and phone number of principal executive offices)

   Thomas N. Donaldson, 1750 Osceola Drive, West Palm Beach, Florida  33409
   ------------------------------------------------------------------------
       (Name, address and telephone number of agent for service)

                                Copies to:
                           L. Van Stillman, Esq.
    L. Van Stillman, P. A., 1177 George Bush Blvd, Delray Beach, FL 33486
                 (561) 330-9903           (561) 330-9116
                 ---------------------------------------

                         James G. Dodrill II, Esq.
   James G. Dodrill II, P. A., 3360 NW 53rd Circle, Boca Raton, FL 33496
                 (561) 862-0529           (561) 862-0927
                 ---------------------------------------


Approximate date of proposed sale to the public:

  From time to time after the Registration Statement becomes effective.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                 CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------

                                                     Dollar         Proposed Maximum     Proposed Maximum
        Title of Each Class of                     Amount to        Offering Price           Aggregate           Amount of
        Securities to be Registered               Be Registered       per Unit           Offering Price      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value to be issued
in exchange for convertible debentures             124,000,000        $0.041              $5,084,000(1)          $467.73
-----------------------------------------------------------------------------------------------------------------------------


(1)	Estimated solely for purposes of calculating the registration fee. The registration fee is based upon the closing sales price on May 1, 2001 of $0.041 based on Rule 457(g).


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION



             PHOENIX INTERNATIONAL INDUSTRIES, INC.
               124,000,000 Shares of Common Stock


We are registering the resale by certain selling shareholders of up to 124,000,000 shares of our common stock that underlie our 12% secured convertible debentures.

The common stock currently trades on the Electronic Bulletin Board under the symbol "PHXU". On April 29, 2003, the last sale price of the common stock as reported on the Electronic Bulletin Board was $.036 per share.

Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is April 29, 2003.

                        TABLE OF CONTENTS

                                                                Page
                                                                ----

Prospectus Summary                                               3
The Offering                                                     4
Summary Financial Data                                           5
Risk Factors                                                     6
Use of Proceeds                                                  11
Determination of Offering Price                                  11
Dividend Policy                                                  12
Market Price of Common Stock                                     13
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                            13
Business                                                         18
Management                                                       22
Principal Shareholders                                           24
Selling Shareholders                                             25
Certain Transactions                                             27
Changes in and Disagreements with Accountants                    27
Plan of Distribution                                             28
Description of Securities                                        30
Indemnification                                                  32
Legal Matters                                                    32
Experts                                                          32
Where You Can Find More Information                              33
Index to Financial Statements                                    F-1

                       PROSPECTUS SUMMARY

You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.

             PHOENIX INTERNATIONAL INDUSTRIES, INC.

Our primary and currently only active subsidiary, EPICUS, Inc. is a multi-service telecommunications company with approximately 22,000 active accounts in both the residential and business markets. We focus on developing integrated telephone service in the Competitive Local Exchange Carrier area of the telecommunications industry. Like many other emerging Competitive Local Exchange Carriers, our entry in this industry was facilitated by the passing of the Telecommunications Act of 1996, which allows Competitive Local Exchange Carriers to lease various elements of the networks of the Incumbent Local Exchange Carriers that are necessary to provide local telephone service in a cost-effective manner. We offer small businesses and residential consumers an integrated set of telecommunications products and services, including local exchange, local access, domestic and international long distance telephone, data and dial up access to the Internet. We are certified to offer long distance and internet services in the 48 contiguous states. We are currently supplying local and long distance service to customers in 7 of the 9 states in the BellSouth System. Additionally, we have long distance customers in virtually all of the other 48 states in which we are certified.

The Best.Net had over 2,500 Internet subscribers, most of which were obtained by offering their service at a large discount. On July 27, 2001 in order to solve a need for additional operating capital, The Best Net's customer base was sold, the balance of its assets were merged into EPICUS, and it became a discontinued operation. Although it has ceased to operate the Best.Net, Moye & Associates, Inc., will remain our property until a decision is made as to its future.

During the year ending May 31, 2002 we reported revenues of $ 6,029,792 and a net loss of $5,246,444 compared to revenues of $3,671,015 and a net loss of $5,507,198 for the same period in the preceding year. These revenues resulted from telecommunication service sales generated by EPICUS, and miscellaneous revenue.

Our auditors have stated in their report that our insufficient working capital and need for financing raise substantial concern about our ability to continue as a going concern. As of February 28, 2003, we have an accumulated deficit of approximately $21 million and a history of substantial operating losses, net losses and negative cash flow.

Our principal executive offices are located at 1750 Osceola Drive, West Palm Beach, Florida 33409 and our telephone number is (561) 688-0440.

                          THE OFFERING


Securities Offered                   We are registering the resale of up to
                                     124,000,000 shares of our common stock
                                     that underlie our convertible debentures

Risk Factors involve                 The securities offered hereby involve a
                                     high degree of risk and immediate
                                     substantial dilution and should not be
                                     purchased by investors who cannot afford the loss of their entire investment.
                                     See "Risk Factors"

Use of Proceeds                      We will not receive any of the proceeds
                                     from the sale of stock issued upon
                                     conversion of any convertible debentures.

Dividend Policy                      We do not intend to pay dividends on our
                                     common stock. We plan to retain any
                                     earnings for use in the operations of
                                     our business and to fund future growth.

NASD Electronic Bulletin Board
  Symbol                             PHXU

                      SUMMARY FINANCIAL DATA

Set forth below is selected financial data for the years ended May 31, 2002 and May 31, 2001, all of which has been derived from our audited financial statements. Also set forth below is financial data for the nine month periods ended February 28, 2003 and February 28, 2002, which has been derived from our unaudited financial statements. In our opinion, these unaudited statements have been prepared on the same basis as our audited financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of our results of operations and financial condition for these periods.

STATEMENTS OF OPERATIONS DATA:

                                                                         (unaudited)
                                       Year ended                     Nine months ended
                                   May 31,       May 31,        February 28,     February 28,
                                    2002          2001              2003             2002
                                 -----------   -----------      -----------      -----------

Revenue                          $ 6,029,792   $ 3,671,015      $ 7,458,595      $ 4,594,314
Selling, general and
 administrative expenses           3,483,632     4,530,678        3,226,214        3,551,135
Income/Loss from operations       (3,666,784)   (4,503,245)         436,803       (1,468,710)
Net other income (expense)        (1,600,573)   (1,382,623)         186,924         (363,461)
Income Tax Benefit                         -             -                -                -
Net income (loss)                 (5,246,444)   (5,507,198)         249,879       (1,939,053)
Basic loss per share
 share of common stock                  (.08)         (.16)             nil             (.03)
Weighted average number of
 common shares outstanding        64,444,538    34,902,572       79,549,967       66,740,191



BALANCE SHEET DATA (Unaudited):

                                                      As of February 28, 2003
                                                      -----------------------

Current Assets                                                   $  3,648,064
Property, Plant and Equipment, Net                                    287,002
Total Assets                                                        4,392,848

Total Liabilities and Long Term Debt                               10,431,315
Stockholder Deficit                                                (7,329,352)
Total Liabilities and Stockholder Deficit                           4,392,848



                          RISK FACTORS

The common stock for sale is a speculative investment and very risky and should only be purchased by individuals who can afford to lose their entire investment. You should especially consider the following risk factors. Before you buy consider the following risk factors and the rest of this prospectus.

RISKS RELATED TO OUR BUSINESS
-----------------------------

Our auditors have expressed doubt about our ability to continue as a going concern.
--------------------------------------------------------------------

Our independent auditors have issued their report dated September 22, 2002 on our consolidated financial statements as of May 31, 2002, which includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited by the independent auditors as raising substantial doubt as to our ability to continue as a going concern are the following: we have accumulated losses of approximately $21,000,000 as of February 28, 2003, have insufficient working capital and will continue to incur selling, general and administrative expenses. Additionally, realization of certain assets is dependent upon our ability to meet our future financing requirements, the success of future operations and our continued funding by our CEO and the sale of common stock. These conditions raise substantial doubt about our ability continue as a going concern.

Until the fiscal year 2003, we have had a history of operating losses and may again incur operating losses.


We incurred a net loss of $5,246,444 for the year ended May 31, 2002 as compared with a net loss of $5,507,198 for the year ended May 31, 2001.


During the Company's nine month period ended February 28, 2003, the Company incurred a consolidated net income of approximately $249,879 compared to a consolidated net loss of $(1,939,053) for the comparable nine month period for the preceding year. The evolution of the net income reflects the increase in revenue from increased sales combined with the effect of cost cutting measures in the Company's principal operating subsidiary, Epicus, which have been enacted over the previous 4 operating quarters.

The Company, at February 28, 2003, had total assets of approximately $4,392,898 compared to total assets of $3,910,000 at May 31, 2002. This represents an increase of approximately $483,898 related to the increase in accounts receivable due to increased sales in the Company's primary operating subsidiary, Epicus as offset by the recognition of a permanent impairment adjustment to goodwill and other intangible assets in the fourth quarter of Fiscal 2002 (year ended May 31, 2002).

To assist the Company in its cash flow requirements the Company may determine, depending upon the prevailing share price of its stock, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that it will be successful in securing any investment from private investors at terms and conditions satisfactory to the Company.

Based upon the Company's present liquid resources, its present operating expenses, and the commitment of its executive officers to continue to defer most or all of their salaries, and if no new revenues are generated from operations or other sources, it is the Company's belief that it will be able to continue operate, but that future growth, if any would be substantially decreased. However, in the near term, the Company does anticipate continued operating revenue increases and growth as a result
the business developments by Epicus   To the extent that additional funds
are required, but cannot be raised, it will have an adverse effect upon our operations. To the extent that additional funds are obtained by the sale of equity securities, our stockholders may sustain significant dilution.

The Selling Shareholders may sell a material amount of our shares of common stock, which may cause you to experience substantial dilution.

As of the date of this prospectus we have outstanding 98,641,919 shares. Even though the selling shareholders may not receive more than 4.999% of our then-outstanding stock, this restriction does not prevent the selling shareholders from receiving shares of common stock, selling some or all of these shares and then receiving additional shares. Due to this, the selling shareholders may ultimately sell substantially more than 4.999% of our shares of common stock, while never holding more than this amount at any one time. See Risk Factor -- "the structure of the convertible debentures may result in us issuing a very large number of shares and therefore cause you to experience substantial dilution." The table below discloses the aggregate number of shares of our common stock that would be issued at various market prices.


Market Price per share                     $0.025       $0.0375          $0.05
Conversion Price                          $0.0125      $0.01875         $0.025
Total shares issuable                 112,000,000    74,666,666     56,000,000
Percentage of outstanding shares
 represented by shares issuable            61.21%        51.27%          44.1%

See "Selling Shareholders."

We Have Been Dependent on Loans From Our CEO, Directors and Shareholders in Order to Pay Operating Expenses and could be adversely affected if they decided to stop making such loans.
------------------------------------------------------------------------

In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon funds provided by non-interest bearing loans from our CEO, directors and shareholders. Additionally, we continue to be dependent upon the willingness of our CEO and directors and consultants to accept shares of our stock as compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations. If these parties ceased providing us with loans or became unwilling to accept shares of our stock as compensation we would be forced to seek alternative financing and would incur certain costs in connection therewith. Also, if we were unable to secure such alternative financing, we could potentially lose the services of some or all of our officers or consultants.

We may make acquisitions in the future that detrimentally affect our results of operation or our ability to manage our business.
--------------------------------------------------------------------

We have in the past, and may in the future pursue acquisitions of complementary services or businesses. Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of additional debt, the write-off of costs, and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our business, operating results and financial condition. Future acquisitions would involve numerous additional risks, including difficulties in the assimilation of the operations, services and personnel of the acquired company, the diversion of management's attention from other business concerns, entering markets in which we have little or no direct prior experience and the potential loss of key employees of the acquired company. Shareholders will not vote on any potential acquisitions (unless required by NASDAQ regulations or applicable law) nor have the opportunity to review any potential acquisition candidate.

RISKS RELATED TO THIS OFFERING

Our common stock is deemed to be a "penny stock" which may make it more difficult for investors to sell their shares due to suitability requirements.
-----------------------------------------------------------------------

Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 and may be subject to certain requirements by Section 15g of the Securities Exchange Act of 1934. Penny stocks are stock:

  With a price of less than $5.00 per share;

  That are not traded on a "recognized" national exchange;
  Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or
  In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to advise potential investors of the lowest and highest bid quotations for such stock, disclose to the potential investor its compensation in connection with the transaction and provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor and receive the purchaser's agreement to a transaction prior to such transaction. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

The structure of the convertible debentures may result in us issuing a very large number of shares and therefore cause you to experience substantial dilution.
----------------------------------------------------------------------

At the current market price for our common stock, the convertible debentures would be convertible into approximately 28,000,000 shares. Because the convertible debentures are convertible at a discount of between 50% and 65% of the market price of our common stock, we do not know the exact number of shares that will be issued upon conversion. There is no floor to the conversion price and accordingly there is no limit to the amount of shares that could be issued. The selling shareholders will at any point be able to purchase shares at a lower price than the prevailing market price of the common stock. The discounted price at which the selling shareholders are able to acquire our common stock may serve to encourage their conversion into common stock, which may result in a substantial amount of common stock being issued. Furthermore, sales of our common stock by the selling shareholders may depress the market price of our common stock due to additional shares entering the market. This would result in an even greater amount of shares being issued if the selling shareholder converts additional amounts of convertible debentures because the lower the stock price at the time the selling shareholder converts, the more common stock the selling shareholder receives. Subsequent conversions of convertible debentures could depress the market price of our common stock even further.

Additionally, because the convertible debentures will place downward pressure on the market price of our common stock, other investors may be encouraged to engage in "short selling" of our common stock, which could place further downward pressure on the market price.

We believe we have enough authorized common shares to cover the conversions. In the event that we do not, we may need to seek shareholder consent to increase our amount of authorized shares. If we do not have enough authorized shares to cover the conversions and are unable to obtain shareholder approval to increase our authorized shares, such failure would be considered a breach of certain relevant provisions and representations and warranties under the convertible debenture documents and could result in the acceleration of all amounts due under the convertible debentures.

Risks Associated with Forward-looking Statements

This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) our ability to obtain a meaningful degree of consumer acceptance for our products and future products, (ii) our ability to market our products and future products on a national basis at competitive prices, (iii) our ability to develop brand-name recognition for our products and future products, (iv) our ability to develop and maintain an effective sales network, (v) our success in forecasting demand for our products and future products, (vi) our ability to maintain pricing and thereby maintain adequate profit margins, (vii) our ability to achieve adequate intellectual property protection for our products and future products and (viii) our ability to obtain and retain sufficient capital for future operations.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will market and provide products on a timely basis, that we will retain our customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. See "Management's Discussion and Analysis" and "Business."

                         USE OF PROCEEDS

We will not receive any of the proceeds from the sale of stock issued upon conversion of any convertible debentures. We will however, upon effectiveness of this registration statement and satisfaction of the conditions set forth in Section 1.1(b) of the purchase agreement, receive the balance of $150,000 due to us pursuant to the purchase agreement.

                  DETERMINATION OF OFFERING PRICE

The price at which the shares may actually be sold by the selling stockholders will be determined by the market price of the common stock as of the date of sale.


                         DIVIDEND POLICY

We have paid no dividends during the past five fiscal years on any class of our issued and outstanding securities.Our payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. Because of our present financial condition, we do not contemplate or anticipate paying any dividends on the common stock in the foreseeable future.


                   MARKET PRICE OF COMMON STOCK

Our common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "PHXU" since September 17, 1996. On March 21, 2002, the closing bid price as reported by the Electronic Bulletin Board was $0.038 and the closing ask price was $0.04.

The following table sets forth the high and low bid prices for the common stock as reported on the Electronic Bulletin Board for each quarter since July, 1998 for the periods indicated. Such information reflects inter dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions

                                        CLOSING BID                 CLOSING ASK
                                      HIGH         LOW           HIGH          LOW

1998
07/01/98 through 09/30/98             .843        .4375          .875         .4687
10/01/98 through 12/31/98             1.28        .4062          1.37          .435

1999
01/02/99 through 03/31/99             1.00          .88          1.06           .94
04/01/99 through 06/30/99              .62          .47           .65           .50
07/01/99 through 09/30/99              .56          .36           .59           .39
10/01/99 through 12/31/99             1.62          .31          1.65           .34

2000
01/02/00 through 03/31/00             1.37          .34          1.41           .38
04/01/00 through 06/30/00             1.06          .43          1.06           .46
07/01/00 through 09/30/00              .43          .14           .46           .16
10/31/00 through 12/31/00             .139          .03          .153          .032

2001
01/01/01 through 03/31/01              .26          .03           .23          .032
04/01/01 through 06/30/01             .129          .06          .145          .072
07/01/01 through 09/30/01              .10          .06           .11           .07
10/01/01 through 12/31/01              .08          .04           .09           .05

2002
01/02/02 through 03/31/02              .04          .05           .05           .06
04/01/02 through 06/30/02              .05          .03           .06           .04
07/01/02 through 09/30/02              .04          .02           .05           .03
10/01/02 through 12/31/02              .02          .01           .03           .02

2003
01/01/02 through 03/31/02              .02          .01           .03           .02

If applicable, the price of shares has been adjusted for all stock splits.

As of April 29, 2003, there were approximately 801 record holders of Company common stock.


    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

(2)  Caution Regarding Forward-Looking Information
---  ---------------------------------------------

Certain statements contained in this quarterly filing, including, without limitation, statements containing the words "believes", "anticipates", "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this Form 10-QSB and investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

(2)  Results of Operations, Liquidity and Capital Resources
---  ------------------------------------------------------

Overview
--------

In general, the Company's plan is to enter into strategic relationships with companies that have developed or are developing innovative technologies, methodologies or products for the communication industry. The Company then plans to enter into marketing relationships with strategic partners that are designed to increase the customer base, and therefore the revenue streams of its subsidiaries.

For the nine and three month periods ended February 28, 2003, EPICUS, Inc. (Epicus), the Company's primary operating subsidiary, reported a separate company net pre tax profit of approximately $1,386,000 and $682,000, respectively, as the result of continued increases in the automation of our provisioning operation, thereby reducing the overall cost of new business, while continuing to increase revenue via sales of the new products in its "Let Freedom Ring" services. Barring unforeseen developments, we fully expect Epicus to continue increasing its revenue and profitability through the next quarter and the foreseeable future.

For the foreseeable future, the Company anticipates continuing to pursue its efforts to add additional subsidiaries or become involved in attractive joint ventures, primarily in the telecommunications industry. The Company intends to continue its strategic acquisition activities to promote the products and the growth of Epicus as its primary subsidiary.

Nine months ended February 28, 2003 compared to February 28, 2002
-----------------------------------------------------------------

Results of Operations
---------------------

Phoenix International Industries, Inc. (the "Company") operates as a "holding company" whose interests are currently only in the telecommunications industry; however, we may become involved in any venture which management believes would be in the best interest of the Company and its shareholders. The disclosures in this quarterly report should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended May 31, 2002.

The Company reported consolidated net revenues of approximately $7,459,000 for the nine month period ended February 28, 2003 compared to consolidated net revenues of approximately $4,594,000 for the comparable nine month period of the preceding year. These revenues resulted from telecommunication service sales generated by Phoenix's principal operating subsidiary, Epicus, as disclosed in the combined financial statement which is included in this filing.

During the Company's nine month period ended February 28, 2003, the Company incurred a consolidated net income of approximately $249,879 compared to a consolidated net loss of $(1,939,053) for the comparable nine month period for the preceding year. The evolution of the net income reflects the increase in revenue from increased sales combined with the effect of cost cutting measures in the Company's principal operating subsidiary, Epicus, which have been enacted over the previous 4 operating quarters.

The Company's operations for the nine and three month periods ended February 28, 2003 continue to be primarily the result of expenses involved with supporting the day to day operation of Epicus, the consolidated company's legacy debt and the expenses of expanding its affiliates' sales operations. Also contributing to the Company loss during the period are the continued expenses associated with operating and maintaining its corporate offices, professional fees and expenses associated with being a reporting public company, which include: legal, accounting and costs associated with filing the Company's documents with the Securities and Exchange Commission (SEC).

During this reporting period, unlike several in the past, the company has not raised a portion of its operating capital through the sale of restricted stock; however, in future there can be no assurance that this may not be necessary again, if that becomes the case, substantial dilution of current shareholders positions may occur. Further, there can be no assurance, based upon the present market price of its shares, that the Company will be able to raise additional funding, at terms and conditions satisfactory to the Company, through the private placement of its stock or the sale of its stock under the terms of "Regulation S".

Also, as previously reported in the company's filings, during the fiscal year, which ended May 31, 2001, the Company entered into a Secured Convertible Debenture Purchase Agreement consisting of 12% Secured Convertible Debentures, and Common Stock Purchase Warrants, for the initial amount of no less than $2,000,000. This Agreement was constructed in a manner that at the Company's discretion: allows rollovers, additional tranches or other means of raising additional capital beyond the initial $2,000,000. This agreement is with private investors who received the right to register said stock in accordance with the SB-2 Registration Statement prepared by Phoenix's legal counsel and filed with the SEC. A second tranche in the amount of $500,000 has been received per this agreement, and an SB-2 Registration Statement for this amount has been filed, remains in the review and approval process of the SEC and has not yet been declared effective by the SEC.

Despite the Company's net positive cash flows from operations during the nine months ended February 28, 2003 the Company may remain to be dependent upon the willingness of the Company's executive officers/directors and its consultants to accept shares as compensation for continued services to the Company, which services the Company considers to be valuable and necessary to its continued operations.

Years ending May 31, 2001 and May 31, 2002
------------------------------------------

For the year ending May 31, 2001 we reported revenues of $3,245,285 with a gross profit of $505,528 with operating expenses of $5,008,772 and a net loss of $5,507,198 versus the year ending May 31, 2002 with revenues of $6,029,792 and a gross profit of $2,849,333 with operating expenses of $6,990,923 and an operating loss of $4,141,590. These revenues resulted from telecommunication service sales generated by Phoenix's affiliates as disclosed in the combined financial statement which is included in this filing.

The year 2002 increase in gross profit was primarily attributable to an increase in revenue coupled with lower cost of sales resulting from more favorable pricing from several suppliers, and the reduction net loss was primarily the result of the decrease in staffing of both sales and operational personnel. We anticipate the net loss to be eliminated and instead to earn a net profit the year ending May 31, 2003. This is based upon maintaining the current low ratio of operational and sales expenses to revenue generated. Our current low ratio is a direct result of increased computerization of billing and provisioning, plus increased independent agent sales which are only commissioned, not salaried plus commission. Our "in house" sales staff has also been greatly reduced as more emphasis is placed on developing our independent agent sales network.

During the year ended May 31, 2002, we incurred net losses of $5,019,558 compared to net losses of $5,507,198 for the preceding year. Our net losses for the year ended May 31, 2002, continue to be the result of our consolidated operating loss of $4,141,590, the effect of posting additional deposits to long distance carriers on behalf of EPICUS ($50,000 to Qwest Communications and $75,000 to Global Crossing) which removed that money from our cash flow, increasing the amount of operating capital that had to be borrowed. The $75,000 deposit for Global Crossing has since been applied to that carrier's bill thereby causing their bankruptcy to have no effect on it. As our revenues increase due to increasing our customer base, it is expected that larger deposits will be requested by the underlying carriers used by EPICUS, these deposit increases are generally in the $50,000-$100,000 range and can put a temporary strain on the company's cash flow, especially if they are requested from more than one carrier at the same time. At this point we have no commitments for additional capital expenditures for the next 12 months.

Also contributing to our loss during the period are the continued expenses associated with continuing to operate and maintain Phoenix's offices, professional fees, including legal and accounting plus other expenses associated with being a reporting public company. Our net losses for the year ending May 31, 2001, continue to be the result of expenses involved with supporting the day to day operation of EPICUS, and the expenses of expanding its affiliates sales operations, including as referred to above, the posting of additional deposits to long distance carriers on behalf of EPICUS. We also incurred non-cash expenses associated with the issuance of 6,345,478 shares of stock to the underwriters of the convertible debenture we entered into which was reported in its 10KSB for the period ended May 31, 2001 and is incorporated herein by reference.

In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon the funds provided by non-interest bearing loans from our executive officers, director and shareholders, and the sale of stock under the terms of Regulation S of the Securities Act of 1933.

We still continue to be dependent upon the willingness of our executive officers/directors and consultants to accept shares and/or defer compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations.

A substantial portion of our operating loss for the years ended May 31, 2001 and 2002, which was due to funding the operating losses of EPICUS, as well as ongoing legal and accounting expenses incurred in the implementation of the plan of reorganization of EPICUS. Under the Bankruptcy "Plan of Reorganization", we purchased and acquired 100% of the common stock of EPICUS, and as the "Reorganized Debtor" we operate EPICUS's business. In addition to the payment of $570,000 ten days after the Plan of Reorganization was approved by the Court; a "Creditors Trust" was established for all "Allowed Unsecured Claims"in excess of $1,000, into which we paid an initial deposit of $100,000 and are to continue to make semi-annual deposits of $100,000 each to a maximum of $500,000. In July of 2001 an agreement was made with the Creditors Committee to reduce the semi- annual payment to $50,000, on which the company is currently three payments in arrears. There remains a balance due to the Creditors Trust of $350,000. For "Priority Claims" we agreed to pay a maximum of $300,000 over a 6 year period plus 8% simple interest with an initial deposit of $25,000. There is no structured payment amount scheduled for the priority claims. There is a balance remaining for Priority Claims of $275,000 plus interest of 8%. The total balance due on the purchase of EPICUS is $625,000 plus applicable interest.

Discontinued Operations
-----------------------

In addition to EPICUS, we plan to continue to increase our presence in the telecommunications industry. With that plan in mind on August 8, 2000, we announced the purchase of Moye & Associates, Inc., of St. Simons, Georgia, the owner/operator of "The Best Net" an Internet Service Provider, Web Site Host and E-commerce Company.

The Best Net had over 2,500 Internet subscribers, most of which were obtained by offering their service at a large discount. On July 27, 2001, in order to solve a need for additional operating capital, The Best Net's customer base was sold, the balance of its assets were merged into EPICUS, and it became a discontinued operation. Although it has ceased to operate, Moye & Associates, Inc. remains the property of the Company until a decision is made as to its future.

Mic-Mac Investments, Inc. and Hospitality Telecom (together
"Hospitality") were acquired on April 1, 1998. For the period from the date of acquisition through May 31, 1998, Hospitality had revenues of $15,634 and expenses of $30,404.

At the time of the purchase of Mic-Mac and Hospitality, we were in the process of purchasing American Telecommunications Enterprises, Inc.,("American Telecom") a long distance reseller located in upstate New York. Mic-Mac and Hospitality were specialists in the sale of long distance service to the hotel industry. The plan was to have Mic-Mac and Hospitality be the primary outside sales force for American Telecom. The purchase of American Telecom was never finalized and by the time we were able to find and purchase another telephone company, EPICUS, Mic-Mac and Hospitality were no longer viable businesses and therefore they were written off.

Hospitality ceased to operate late in the third quarter of fiscal 1999, claiming they could not meet their business plan projections or continue without Phoenix acquiring a long distance telephone company or other telephone service organization to give them support and additional product. Mic-Mac Investments, Inc and Hospitality Telecom had no remaining assets or liabilities as of May 31, 1999, and Phoenix wrote off its remaining investment in them in that fiscal year. Although it has ceased to operate, Mic-Mac, Inc., remains the property of the Company until a decision is made as to its future.

The Company's HDX subsidiary was acquired July 21, 1997 in a stock for stock transaction. In exchange for 500,000 shares of Phoenix common stock (restricted) Phoenix received 100% of the stock of HDX. For the 10 months and 10 days through May 31, 1998, HDX had revenues of $160,039 and expenses of $132,656.

For the year ended May 31, 1999, HDX had no income and an operating loss of $33,500. This was due to the expiration of the market for HDX's primary product, a methodology for dealing with the Y2K computer problem. On March 20, 2000 it was the decision of the Board of Phoenix, in concert with the previous shareholder of 100% of HDX's stock, to rescind the agreement by which HDX was acquired by Phoenix. This was done and the stock of each company which was originally exchanged to effect the acquisition was returned to the original holder or issuer.

As of June 1, 1998, the Company sold its ITC subsidiary to the ITC Acquisition Group, a group headed by ITC management. The Company received $60,900 in cash. $290,000 in Notes and 1,413,000 shares of the Company' Common Stock, plus relief from obligations totaling approximately $800,000 in return for said sale. The Shares of Common Stock have been returned to the treasury of the Company and have been cancelled. To date, no payment of interest or principal on the Notes has been made and said payments are past due. Additionally, the Company has not received any confirmation of relief from the $800,000 in obligations. The operations of ITC have been treated as discontinued operations. As of May 31, 2000 there had been no change or decision regarding this situation and the matter remains in litigation. On June 11, 2001, ITC and the ITC Acquisition Group, Inc., filed for Chapter 7 Bankruptcy in the US Bankruptcy Court in Atlanta, Georgia. Phoenix is an unsecured creditor to that action, and has little or hope of recovery of its loss.

Purchased on December 14th of 1998, Cambridge Gas Transport Corporation
(CGTC), is the owner of 58% (plus an option to purchase an additional 10%) of Navigator Gas Transport, PLC (Navigator). Navigator has contracted to build five (5) 22,000 cubic meter semi- refrigerated gas carriers. CGTC was a holding company whose primary business was to act as the majority shareholder of Navigator, and to issue and oversee the management contracts for the construction and operation of Navigator's ships. The entire CTCG purchase agreement was published in Phoenix's 10-KSB of May 31, 1998.

The acquisition was rescinded because a group of minority stockholders of CGTC filed litigation to block any of the company's stock from being transferred to Phoenix and Phoenix was not in a financial position to become engaged in a long legal battle in at least two, and probably three, different countries. In January 2000 Phoenix filed litigation to recoup their payments to CTCG, resulting in an out of court settlement.

Per our settlement agreement with Cambridge Gas Transport Corp., In March 2000, we were to receive the return of our $200,000 down payment plus interest. $100,000 was received in April 2000 and, on December 15, 2000, a new settlement was made reducing the balance due to $85,000 which was received in January 2001.


There is no materiality or commonality between CTCG and Phoenix, as Phoenix is a "holding company" whose concept is to acquire either profitable or potentially profitable companies with good management, and not to get involved in the "micro-management" of those companies.


Liquidity and Capital Resources
-------------------------------

As of February 28, 2003, Phoenix had an aggregate $19,295 in cash in its various operating accounts. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all.

Phoenix, at February 28, 2003, had total assets of approximately $4,392,898 compared to total assets of $3,910,000 at May 31, 2002. This represents an increase of approximately $483,898 related to the increase in accounts receivable due to increased sales in the Company's primary operating subsidiary, Epicus as offset by the recognition of a permanent impairment adjustment to goodwill and other intangible assets in the fourth quarter of Fiscal 2002 (year ended May 31, 2002).

Assuming no unusual increase in expenses for the next 12 months, at the present level of operations, the combined companies of Phoenix anticipate a need for cash flow of approximately $595,000 per month.

During the year ended May 31, 2001 we issued 27,946,770 shares of common stock for acquisitions, consulting services, the employee stock option plan, private placement, offshore investment under Regulation S, and the convertible debenture.

Previously, the Company has funded its capital requirements for operating cash flow, by loans against its accounts receivable, loans from shareholders, sales of equity securities and the issuance of equity securities in exchange for assets acquired and services rendered. During prior periods, the Company attempted to attract new investment capital, which the Company believed would be necessary to sustain its ongoing operations and to facilitate growth. To that end on July 11, 2001, the Company sold $2,000,000 in convertible debentures to two firms in New York. The Company continues to explore opportunities to raise private equity capital and, in conjunction therewith, to provide credit support for the Company's operations and potential acquisitions. Although the Company has in the past been, and continues to be, in discussions with potential investors, there can be no assurance that its efforts to raise any substantial amount of private capital will be successful. Any substantial private equity investment in the Company will result in voting dilution of the Company's existing stockholders and could also result in economic dilution. If the Company is unable to obtain new capital, the Company will be unable to carry out its strategy of growth through acquisitions and the long-term ability of the Company to continue its operations may be in doubt.

Our monthly operating expenses do not reflect any salary to Gerard Haryman or Thomas Donaldson, our executive officers, whose salaries have been accrued, but not paid, at the rate of $20,833 and $8,600 per month respectively. We do not contemplate commencing full salary payments to Messrs. Haryman and Donaldson unless and until we begin to generate positive cash flow from operations.


BUSINESS OF AFFILIATES

During the year ending on May 31, 2002, the Company consisted of Phoenix International Industries, Inc., the parent company and three wholly owned subsidiaries, EPICUS, Inc., Moye & Associates ("TheBest.Net"), and Mic-Mac Investments, Inc. Moye & Associates and Mic-Mac Investments, Inc. are
inactive with no assets or operations.   Due to the method of accounting
used, the percentages of income are reported by three segments, not by company. These segments and their percentages of our total income are:
Computer Consulting 12%, Telephone Services 88% and Acquisition Services, a negligible %.

EPICUS, Inc.
------------

Our primary and currently only active subsidiary, EPICUS, Inc. is a multi-service telecommunications company with approximately 10,000 active accounts in both the residential and business markets. We focus on developing integrated telephone service in the Competitive Local Exchange Carrier area of the telecommunications industry. Like many other emerging Competitive Local Exchange Carriers, our entry in this industry was facilitated by the passing of the Telecommunications Act of 1996 which allows Competitive Local Exchange Carriers to lease various elements of the networks of the Incumbent Local Exchange Carriers that are necessary to provide local telephone service in a cost-effective manner. We offer small businesses and residential consumers an integrated set of telecommunications products and services, including local exchange, local access, domestic and international long distance telephone, data and dial up access to the Internet. We are certified to offer long distance and internet services in the 48 contiguous states. We are currently supplying local and long distance service to customers in 7 of the 9 states in the BellSouth System. Additionally, we have long distance customers in 40 of the 48 states in which we are certified.

We have built our company by primarily focusing on creating software systems and processes to deliver telecommunication services over leased networks, instead of concentrating on buying switches and hardware to build a very expensive network which could be severely under-utilized for a potentially long period of time. It is that major expense which has led to the demise of many emerging telephone companies. Instead, we have built a scalable operating platform that can provision a local phone line, read usage records, rate phone calls for billing purposes, and prepare monthly invoices to customers. We can bill all of a customers telecommunication services on one itemized bill.

Because of the expense and complexity of the business, we have focused on improving our performance through automation. We believe one of the greatest accomplishments in building our business over the past three years was the development of our own operational support systems ("OSS"). It is these systems that allow us to rapidly execute our customers orders like: orders for new service and repair orders, plus real time information on billing and collections. It is more economic, more efficient and more accurate than being solely dependant to our advantage, both that these types of services and done in an automated manner.

MOYE & ASSOCIATES, INC. (TheBest.Net)
-------------------------------------

A Georgia Corporation, Moye & Associates, dba "TheBest.Net" was an Internet Service Provider (ISP). They were also involved in the computer repair and e-commerce business. However, in recent history, "TheBest.Net" accounts for more than 90% of their income.

To raise additional operating capital, Phoenix entered into an agreement to sell the ISP customers of The Best.Net. to another Internet Service Provider, the purchaser has paid a deposit of $150,000 for those customers, however due to a discrepancy between the number of customers purchased and the number delivered, there is still a balance due of $50,000 which will not be paid until an accurate accounting of the number of customers can be ascertained.
Phoenix merged the balance of unsold assets, which were negligible and continues to maintain the corporation as current but inactive until a suitable use can be found for it.

MIC-MAC INVESTMENTS, INC. ("Mic-Mac")
-------------------------------------

As reported above, Mic-Mac Investments, Inc. and Hospitality Telecom (together "Hospitality") were acquired on April 1, 1998. For the period from the date of acquisition through May 31, 1998, Hospitality had revenues of $ 15,634 and expenses of $30,404.

Hospitality ceased to operate late in the third quarter of fiscal 1999, claiming they could not meet their business plan projections or continue without Phoenix acquiring a long distance telephone company, and since it had no remaining assets or liabilities as of May 31, 1999, we wrote off our remaining investment in them in that fiscal year. Although it has ceased to operate, Mic- Mac, Inc., remains the property of the Company until a decision is made as to its future.

HISTORICAL DEVELOPMENT

We were incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name "Hydrobac, Inc. On July 7, 1986, the company's name was changed to "ProBac, Inc." and on October 5, 1994, its name was changed to Trident Environmental Systems, Inc. During those periods our primary business was in various types of products and systems for use in the environmental clean-up industry.

On October 2, 1996 our name was changed to Phoenix International Industries, Inc. and our common stock was reverse split 15 to 1. Our shareholders approved Amendments to the Articles of Incorporation, changing the authorized capital to 20,000,000 shares of common stock, par value $.001 per share, and up to 5,000 shares of Preferred Stock for use as needed. From January 1996 through May 31, 1997, we sought acquisitions as we wound down and closed our original environmental clean-up business. We, therefore, treats all matters relating to the environmental clean-up business as discontinued operations.

On June 13, 1998, we acquired 100% of the stock of Intuitive Technology Consultants, Inc. ("ITC") of Atlanta, Georgia. ITC was engaged in the business of computer system design and computer related (MIS) employee placement. As of June 1999, we sold Intuitive Technology Consultants Inc to a group headed by the current management of ITC. We recognized a total gain of $479,583 on the sale of this business.

On July 21, 1997 we acquired 100% of the stock of HDX 9000, Inc. ("HDX"), a company specializing in compliance methodology for the Y2K problem and for the various types of "ISO" compliance certification. Since the demand for HDX's primary product, a compliance methodology to solve the Year 2000 date change problem, has become understandably non-existent, and due to HDX's inability to establish a new marketable product in a timely fashion, on March 20, 2000, it was the decision of our Board of Directors, in concert with the previous shareholder of 100% of HDX's stock, to rescind the agreement by which HDX was acquired by Phoenix. This was done and the stock of each company which was originally exchanged to effect the acquisition was returned to the original holder or issuer. We recognized a total loss of $99,140 in connection with this transaction.

On April 9, 1998, we acquired 100% of the outstanding stock of Mic Mac Investments, Inc., a long distance telephone service "reseller" specializing in the hospitality industry. Mic-Mac ceased to operate late in the third quarter of fiscal 1999, and had no remaining assets or liabilities as of May 31, 1999, and Phoenix wrote off its remaining investment in them in that fiscal year. We recognized a gain of $13,417 in connection with the write off this investment. Although it has ceased to operate, Mic-Mac, Inc., remains the property of the Company until a decision is made as to its future.

Based on an agreement entered into on December 14, 1998, we acquired 100% of the stock of Cambridge Gas Transport Corporation (CGTC), a Cayman Islands Corporation, in the business of owning and operating specialized chemical/fuel tanker transport ships. Due to unspecified disagreements, an agreement to rescind the acquisition has been executed by the parties. We did not recognize any gain or loss on this transaction. We filed litigation to recoup our payments to CTCG, resulting in an out of court settlement on December 15, 2000.

During fiscal 2000 we acquired 100% of the stock of Telephone Company of Central Florida, Inc. ("TCCF"). TCCF is a "competitive local exchange carrier" ("CLEC") telephone company and a reseller of other telecommunications services. TCCF was at that time operating under the protection of "Chapter 11"of the federal bankruptcy laws. The effective date of the closing was ten days after the Order of Confirmation was issued by the Bankruptcy court. The Order of Confirmation was issued on June 9, 1999 and TCCF began operating as a reorganized debtor on that date. We acquired TCCF within ten days of the Confirmation Order. On January 17, 2001 the name of TCCF was changed to EPICUS, Inc.

On July 28, 2000, we acquired 100% of the stock of Moye & Associates, Inc. of St. Simons Island Georgia. Moye & Associate's primary business was that of an Internet Service Provider (ISP) known as TheBest.Net. This move was seen by the company as synergetic with, and a possible future merger into TCCF.

COMPETITION

We have many competitors ranging from the very large like McLeod
Communications with over 500,000 lines and ICG Communications with over 700,000 lines to the very small who have less than 10,000 lines.

Those companies, both large and small, offer similar services as we and our subsidiaries offer. We believe that our "Alternative Sales" approach of using utility companies gives us a distinct marketing advantage, as does our almost total automation in provisioning of new services and billing. The factors we believe, give us the competitive edge we need to continue our growth. However, there can be no assurance that we can maintain our competitive position against current and potential competitors, especially those with greater financial resources than we have.


PATENTS

We own two patents for solidification of environmental waste, which were acquired when we were involved in that business. However, we no longer are involved in such business and believe that these patents are of very little value today, as they have been rendered obsolete due to the rapid development of the environmental clean-up industry.


EMPLOYEES

As of April 1, 2003 including our affiliates, we had 52 employees.


PROPERTY

Our principal place of business is located at 1750 Osceola Drive, West Palm Beach, Florida 33409, which consists of office and warehouse space. This space aggregates approximately 3,500 square feet including four offices and a conference room. The annual lease cost is $3,500.00 per month, plus expenses and expires in August 2002. The lease contains an option to renew for one year with an increase tied to the rate of inflation.

The Company's operating subsidiary, Epicus, has entered into sublease agreement for office space in Lake Mary, Florida. The lease expires September 24, 2004 and requires monthly rental payments of approximately $11,500 per month for the first 12 months of the sublease term and $11,845 for the remainder of the term. Epicus also has a first right of refusal to acquire additional space contiguous to the new space. Further, the Company has an option to acquire certain office furnishings left in the space by the former tenant at a bargain price if said option is exercised by December 31, 2003. Future payments under this sublease are as follows: year ending December 31, 2003 - approximately $138,000; year ending December 31, 2004 - approximately $106,600.


LITIGATION

One of our subsidiaries, EPICUS, has been involved in a dispute with one of its former carriers, Sprint Florida, regarding a default in payment for services. On August 23, 2000, Sprint filed suit in the Circuit Court of the Ninth Judicial Circuit in and for Orange County Florida. We believed that the accusation was incorrect, however after obtaining advice from legal counsel, we decided not to litigate the matter and on December 21, 2000, the carrier was awarded by that court, a default judgment against EPICUS in the amount of $321,587.52. In accordance with a Judgment Payment Agreement dated February 15, 2001, EPICUS agreed to pay Sprint as follows: Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 is payable on October 15, 2002.

On January 27, 1999 Phoenix filed suit in The Superior Court of Fulton County Georgia against our former subsidiary Intuitive Technology Consultants, Inc., (ITC) (now renamed Elite Technologies, Inc.), to recover approximately $350,000 in loans extended to ITC when it was one of our subsidiaries. On June 11, 2001, the day before the trial was to begin, ITC and the ITC Acquisition Group filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Laws, virtually eliminating any possibility of us collecting any amount of the debt from litigation in that manner. We will search for other legal means of recovering the money owed to Phoenix by them.

On June 22, 2000, EXL Information of Vancouver, BC, Canada filed suit in the Supreme Court of British Columbia, Canada, for payment of "royalty fees" it claims were owed by EPICUS for the use of their billing program. EPICUS denies owing EXL any money maintaining that the program was supposed to be adapted by EXL to meet EPICUS's needs, which they never did, thereby nullifying the agreement. EXL is seeking relief in the amount of US$184,761. The matter is still being litigated. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.


                            MANAGEMENT

The following table sets forth certain information with respect to our executive officers and directors. Each director serves a term of one year or until a successor is elected

    Name                    Age                      Position
------------------        -------             ----------------------

Gerard Haryman               59                   President, CEO,
                                                 acting Principal
                                                Accounting Officer,
                                                  acting CFO and
                                                  Chairman of the
                                                 Board of Directors

Thomas Donaldson             60                     Vice President
                                               Secretary and Director

Timothy Palmer               58                        Director


Gerard Haryman has served as our Chairman of the Board, President and
--------------
Chief Executive Officer since January of 1996. Previously and concurrently, since 1981 to the present, Mr. Haryman has been President and Chief Executive Officer of SA, Sitmo, developers and builders of commercial and residential properties throughout Europe, with corporate offices in Paris, France. Mr. Haryman has also been involved in the development of residential property in the Palm Beach area since 1988, and during that period has also served on the Board of Directors of several other companies, both public (American Diversified Group, Inc.) and private . Mr. Haryman attended the "Institute General de Finance" in Paris, France majoring in finance and administration.

Thomas N. Donaldson, since February of 1993, Mr. Donaldson has been an
-------------------
officer and director of Phoenix, and of Trident Environmental Systems, Phoenix's predecessor. Prior to his entering the public company arena, he had a background in the electronic media, both television and radio. Before being promoted to executive level management, he was an award winning Producer/Director at both the local and network levels. Additionally, he was a majority partner in the television production company, "American Televent", which produced commercials and syndicated programming. Mr. Donaldson attended both the University of Miami and the University of Paris.

Timothy Palmer, has been President of HDX 9000, Inc., West Palm Beach,
--------------
Florida, a computer and business consulting firm since October 1993, now a wholly-owned subsidiary of the Company, and a Director of the Company since July 1997. from March 1997 to the present, he has been President of Quality Advantage, Ltd. of Kingston, Jamaica, a computer and business consulting firm. Prior to October 1993, he was manager of the Palmer Family Trust in London, England. Mr. Palmer holds a Bachelor of Commerce Degree from McGill University in Montreal, Canada.

                      Executive Compensation

The following table sets forth the cash compensation of our executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost we incurred in furnishing benefits to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $25,000 or 10% of such officer's cash compensation.

                                    Annual Compensation      Long-Term Compensation Awards    Payouts
                                    -------------------      -----------------------------    -------

                                     (1)         Other       Restricted         Securities                  All
                                   Salary/       Annual        Stock            Underlying     LTIP        Other
Name/Title              Year        Bonus     Compensation     Awards          Options/SARs   Payouts   Compensation
----------              ----     ----------   ------------   ----------        ------------   -------   ------------

Gerard Haryman          2002     $ 250,000        $-0-          $-0-               $-0-        $-0-        $-0-
President, CEO,         2001     $ 250,000        $-0-          $-0-               $-0-        $-0-        $-0-
acting CFO and          2000     $ 250,000        $-0-          $-0-               $-0-        $-0-        $-0-
Chairman

Thomas N. Donaldson     2002     $ 104,000        $-0-          $-0-               $-0-        $-0-        $-0-
Vice President, COO,    2001     $ 104,000        $-0-          $-0-               $-0-        $-0-        $-0-
and Director            2000     $ 104,000        $-0-          $-0-               $-0-        $/0-        $-0-


(1) Due to our cash position, Mr. Haryman and Mr. Donaldson have deferred payment of their salaries and bonuses.
(2) Mr. Haryman received a grant of 1,400,000 shares of our common stock on April 8, 2000 valued at $1,484,000 and 2,000,000 shares on February 1, 2001 valued at $538,000.
(3) Mr. Donaldson received a grant of 250,000 shares of our common stock on April 8, 2000 valued at $265,000 and 300,000 shares on February 1, 2001 valued at $134,500.

No additional shares have been issued to our executive officers since Feb. 1, 2001.

Stock Option Grants
-------------------

We have not issued any grants of stock options in the past fiscal years.

Employment Agreements
---------------------

We currently have no Employment Contracts in effect.

Compensation of Directors
-------------------------

Each of our Directors will receive 12,000 shares of common stock for each year of service plus reimbursement of out-of-pocket expenses. Currently, we have one outside Director.


                         PRINCIPAL SHAREHOLDERS

The following table sets forth information about the beneficial ownership of our common stock as of the date of this Prospectus by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.



                          Number of Shares      Percentage    Shares to be      Shares        Percentage
                               owned              before         sold in         after           after
Name and Address          before offering       offering        offering       offering       offering
----------------          -----------------     ----------    ------------     ---------      ----------

Gerard Haryman              3,024,921(3)          4.3%             -           3,024,921         1.5%
17850 Osceola Drive
West Palm Beach FL 33409

Thomas Donaldson             490,000               *               -             490,000          *
1750 Osceola Drive
West Palm Beach FL 33409

Timothy Palmer               500,000               *               -             500,000          *
1750 Osceola Drive
West Palm Beach FL 33409

(*)  less than 1.0%

(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible debentures. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible debentures that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.
(2)  Based on  70,977,585 shares outstanding as of  April 16, 2002.
(3) Includes 280,000 shares owned by Mr. Haryman's wife that are deemed beneficially to be owned by him.

                            SELLING SHAREHOLDERS

Recent Financing
----------------

On September 28, 2001 AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased an aggregate of $700,000 of 12% convertible debentures and warrants to purchase, respectively, a total of 1,225,000 and 2,275,000 shares of common stock from us in a private placement transaction. We have received $550,000 of the $700,000 invested and will receive the remaining $150,000 upon effectiveness of this registration statement and satisfaction of the conditions listed in Section 1.1(b) of the purchase agreement that are outside of the investors' control. AJW Partners, LLC purchased a total of $245,000 of the debentures and New Millennium Capital Partners II, LLC purchased the remaining $455,000. Simultaneous with entering this transaction, AJW Partners, LLC and New Millennium Capital Partners II, LLC agreed to the extension of approximately $1,463,000 worth of debt we owed to them by accepting additional debentures for this amount on identical terms to the new investment.

The debentures are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the debentures where issued, at a conversion price equal to the lower of (i) $0.08 per share and (ii) 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion. The warrants issued to AJW Partners and New Millennium Capital Partners are each exercisable at an exercise price per share equal to 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of exercise and expire on April 14, 2003. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each Conversion Date, whichever occurs earlier. Interest may be paid, at our option, in cash or common stock. The debentures must be prepaid if an event of default occurs under the debentures and at the company's option may be prepaid within thirty days of the original issue date of the debentures. We believe we have enough authorized common shares to cover the conversions. In the event that we do not, we may need to seek shareholder consent to increase our amount of authorized shares. If we do not have enough authorized shares to cover the conversions and are unable to obtain shareholder approval to increase our authorized shares, such failure would be considered a breach of certain relevant provisions and representations and warranties under the convertible debenture documents and could result in the acceleration of all amounts due under the convertible debentures.

Each holder of the debenture may not convert its securities into shares of our common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% and 9.999% of the outstanding shares of our common stock. This restriction may be waived by each holder on not less than 61 days' notice to us. Since the number of shares of our common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the debentures, and consequently the number of shares of our common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of our common stock that exceeds the number of our shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners. The number of shares of our common stock listed in the table below as being beneficially owned by AJW Partners and New Millennium Capital Partners includes the shares of our common stock that are issuable to AJW Partners and New Millennium Capital Partners subject to the 4.999% and 9.999% limitation, upon conversion of their debentures and exercise of their warrants. However, the 4.999% limitation would not prevent AJW Partners and New Millennium Capital Partners from acquiring and selling in excess of 4.999% and 9.999% of our common stock through a series of conversions and sales under the debentures and acquisitions and sales under the warrants. See "Risk Factors - The Selling Shareholders may sell a material amount of our shares of common stock, which may cause you to experience substantial dilution."

The following table sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                         Number of Shares     Percentage    Shares to be     Shares      Percentage
                             owned              before         sold in       after         after
Name and Address         before offering       offering        offering     offering      offering
----------------         ----------------     ----------    ------------    --------     -----------

AJW Partners, LLC           43,400,000           4.99%       43,400,000         -              -

New Millennium Capital
    Partners II, LLC        80,600,000           4.99        80,600,000         -              -


(1) AJW Partners, LLC is a private investment fund that is owned by all of its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed in the selling stockholder table owned by AJW Partners, LLC.

(2) New Millennium Capital Partners II, LLC is a private investment fund that is owned by all of its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Corey
     S. Ribotsky is the fund manager, has voting and investment control over the shares listed in the selling stockholder table owned by New Millennium Capital Partners II, LLC.

(3) Includes the shares of our common stock issuable to AJW Partners and New Millennium Capital Partners, subject to the 4.999% and 9.999% limitation, upon conversion of its debentures and exercise of its warrants.

(4) Each selling shareholder is prohibited from converting its securities into shares of our common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of our common stock.

(5) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the debentures are outstanding for one year and that such conversion occurred at a price equal to the lesser of (a) $0.08 and (b) 50% of the average of the lowest three inter-day prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the closing date and (ii) the number of shares of common stock issuable upon exercise in full of the warrants issued on the closing date.


                      CERTAIN TRANSACTIONS

The company was a party to and has a direct or indirect material interest in the following transactions:

In prior fiscal periods, the Company advanced approximately $15,000 to Thomas Donaldson, the Company's COO. This balance remains outstanding as of February 28, 2003 and is non-interest bearing and is unsecured. The advance is repayable upon demand and may, at the officer's discretion, be used to offset accrued, but unpaid, compensation.

In prior fiscal periods, the Company has received unsecured advances made by Gerard Haryman, the Company's Chief Executive Officer, and/or Aptek, Inc., an entity owned 100% by Thomas Donaldson, the Company's COO. As of February 28, 2003, these advances to the Company total approximately $1,269,668 and bear interest at 6.25% per annum. These advances are unsecured and are payable upon demand. Neither the Company's CEO nor COO have made, nor anticipate making, any demand for payment until the Company's cash flow will permit repayment.


          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On July 15, 2002, the Company's Board of Directors made a decision to terminate the services of Wieseneck, Andres & Associates, P. A. (Wieseneck) of North Palm Beach, FL as the Company's independent auditors. The termination of Wieseneck resulted from a business decision made by the Board of Directors to engage an independent accounting firm with broader experience in providing services to entities filing periodic reports under the Securities Exchange Act of 1934 and registration statements under the Securities Act of 1933.

The Company informally notified Wieseneck of the Board's decision, concurrent with the Board action. The Company confirmed the dismissal of Wieseneck in writing on August 7, 2002. The Company has furnished Wieseneck with a copies of the draft of this Form 8-K, and earlier versions authored prior to August 8, 2002. The Company has requested Wieseneck to provide a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph. As of August 12, 2002, Wieseneck has not provided the requested letter. When issued by Wieseneck, said letter will be filed as Exhibit 16.1 in an amendment to this Form 8-K.

No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended May 31, 2001 and 2000) and from May 31, 2001 to the date of this Report, there were no disagreements with Wieseneck on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company's two most recent fiscal years (ended May 31, 2001 and 2000) and from May 31, 2001 to the date of this Report.

On July 16, 2002, the Company's Board of Directors approved the retention of the accounting firm of S. W. Hatfield, CPA of Dallas, Texas as its independent auditors for the fiscal year ending May 31,2002. During the Company's two most recent fiscal years ended May 31, 2002, and the subsequent interim periods through the date of this Report, the Company did not consult with S. W. Hatfield, CPA regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


                       PLAN OF DISTRIBUTION

We are registering shares of our common stock that underlie some or all of our convertible debentures. Any individual acquiring shares of our common stock through such a conversion who subsequently sells such common stock is considered a Selling Shareholder.

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

    - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
    - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
    - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
    - an exchange distribution in accordance with the rules of the applicable exchange;
    - privately negotiated transactions;
    - short sales (after the registration statement becomes effective);
    - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
    - a combination of any such methods of sale; and
    - any other method permitted pursuant to applicable law.

The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                    DESCRIPTION OF SECURITIES

Common Stock
------------

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, $0.001 par value per share. Of this amount, 98,641,919 are issued and outstanding as of April 4, 2003.

Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Preferred Stock
---------------

Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. None of the shares of Preferred Stock are issued and outstanding.

Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.
Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock that would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to our common stock or any other series of Preferred Stock which we may issue. Our Board of Directors may issue additional Preferred Stock in future financings, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent
--------------

The transfer agent for the common stock is United Stock Transfer, Inc., 3615 South Huron, Suite 104, Englewood, CO 80110 and its telephone number is (303) 783-9055.


DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Phoenix, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.


                          LEGAL MATTERS

The legality of the Shares offered hereby will be passed upon for the company by The Law Office of L. Van Stillman, P.A., Delray Beach, FL 33483.


                             EXPERTS

The audited financial statements incorporated in this Registration Statement as of and for the year ended May 31, 2002 have been audited by
S. W. Hatfield, CPA, independent certified public accountant to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
The audited financial statements incorporated in this Registration Statement as of and for the year ended May 31, 2001 have been audited by Wieseneck, Andres, & Company, P.A., independent certified public accountant to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


               WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Phoenix International Industries, Inc.. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Phoenix International Industries, Inc. 1750 Osceola Drive, West Palm Beach, FL 33483 Attention: Gerard Haryman, President.

We file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we determine.

              PHOENIX INTERNATIONAL INDUSTRIES, INC.

                             PART II



ITEM 24 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Phoenix where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.


ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Legal Fees                    $35,000.00
Filing Fees                     1,521.97
Miscellaneous                     300.00
                              ----------
TOTAL                         $36,821.97*
                              ==========

(*) Estimates


ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by Phoenix within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering and in Regulation S relating to securities offered outside of the United States. None of the foregoing transactions involved a distribution or public offering.

Issuances of common stock

                                   Number of              Purchase
         Name                      Shares     Footnote    Price           Date Sold
------------------------------     ---------  --------    --------     -----------------

Signature Equities Agency GmbH       200,000     (1)      $  150,000     December 17, 1998
Signature Equities Agency GmbH       300,000     (1)      $  225,000     December 28, 1998
Signature Equities Agency GmbH       200,000     (1)      $  150,000     December 28, 1998
Signature Equities Agency GmbH       200,000     (1)      $  150,000     December 28, 1998
Signature Equities Agency GmbH       100,000     (1)      $   75,000     December 28, 1998
Signature Equities Agency GmbH       100,000     (1)      $   75,000     December 28, 1998
Signature Equities Agency GmbH       100,000     (1)      $   75,000     December 28, 1998
Signature Equities Agency GmbH     1,200,000     (1)      $  900,000     February  8, 1999
Cambridge Holdings, PLC              877,000     (2)      $  877,000     February 16, 1999
Merimac Shipping Ltd.              1,123,000     (2)      $1,123,000     February 16, 1999
Barclay's Group International,
  Inc.                               100,000     (2)      $  100,000     February 16, 1999
Thomas R. Kjeldsberg                  20,000     (2)      $   20,000     February 16, 1999



Nunzio C. Li Pomi                      2,000     (2)      $    2,000     February 16, 1999
Joel Bernstein                        10,000     (2)      $   10,000     February 16, 1999
Nunzio C. Li Pomi                     18,000     (2)      $   18,000     February 16, 1999
Gerard Haryman                     1,400,000     (3)      $  184,376     April 8, 1999
Thomas N. Donaldson                  250,000     (3)      $   36,875     April 8, 1999
Gerard Haryman                     1,000,000     (4)      $  132,750     May 28, 1999
Positive Management Ltd.           1,000,000     (5)      $  688,000     July 29, 1999
Positive Management Ltd.           3,000,000     (5)      $2,064,000     July 29, 1999
Elder N. Ripper III                  175,000     (6)      $   80,500     October 21, 1999
Andrea Welch                          75,000     (6)      $   34,500     October 21, 1999
TTC Vermogensberatung, AG            300,000     (1)      $  152,100     February 2, 2000
TTC Vermogensberatung, AG            300,000     (1)      $  152,100     February 2, 2000
RMP Vermogensberatung,               500,000     (1)      $  253,500     February 2, 2000
Aptek Communications               1,000,000     (7)      $  625,000     February 2, 2000
GRS Medcom Services, Inc.             50,000     (8)      $   50,000     March 21, 2000
NIR Group                             36,210     (9)      $    3,983     March 22, 2000
Westcliff Partners                   176,790     (9)      $   19,337     March 22, 2000
NIR Group                             10,200     (9)      $    1,112     March 23, 2000
Westcliff Partners                    49,800     (9)      $    5,478     March 23, 2000
Brauser Enterprises, Ltd.            400,000     (10)     $  212,400     June 12, 2000
Tully Moye                           170,000     (11)     $   39,100     August 13, 2000
Frank Scott                           30,000     (11)     $    6,600     August 13, 2000
Tully Moye                           170,000     (11)     $   11,900     Nov.  9, 2000
Frank Scott                           30,000     (11)     $    2,100     Nov.  9, 2000
TTC Vermogensberatung              5,000,000     (1)      $  325,000     Jan. 14, 2001
TTC Vermogensberatung              5,000,000     (1)      $  325,000     Feb.  2, 2001
TTC Vermogensberatung                500,000     (1)      $   32,500     Feb.  3, 2001
Salvatorre Albicoco                1,000,000     (12)     $  100,000     April 17, 2001
TTC Vermogensberatung              2,500,000     (1)      $  251,250     April 25, 2001
TTC Vermogensberatung              2,000,000     (1)      $  360,000     May  8, 2001
Tully Moye                           160,000     (11)     $    9,600     June 26, 2001
Frank Scott                           30,000     (11)     $    1,800     June 26, 2001
Jim Williams                          10,000     (11)     $      600     June 26, 2001
NIR Group                            150,000     (9)      $    9,150     Oct. 8, 2001
Tully Moye                         1,700,000     (11)     $  103,700     Oct. 8, 2001
Frank Scott                          300,000     (11)     $   18,300     Oct. 8, 2001
Huntleigh Securities Corp.         2,000,000     (1)      $   80,000     Jan. 29, 2002
Kenneth Van Landingham                50,000     (13)     $    2,000     Jan. 29, 2002
Jerome Roger Schaffer                 50,000     (13)     $    2,000     Jan. 29, 2002
Joel David Schaffer                   50,000     (13)     $    2,000     Jan. 29, 2002
Salvatorre Albicoco                1,000,000     (12)     $  100,000     Jan. 29, 2002
Barbara Gingold                      100,000     (3)      $    2,000     July 29, 2002
Mark Richards                      1,000,000     (3)      $   28,000     Sept.19, 2002
Paul Hazlett                         200,000     (3)      $    4,000     Feb. 04, 2003
Tammy Aziz                           200,000     (3)      $    4,000     Feb. 04, 2003
Angela Lee                           200,000     (3)      $    4,000     Feb. 04, 2003
Eric Fink                            200,000     (3)      $    4,000     Feb. 04, 2003
Michael Townes                       200,000     (3)      $    4,000     Feb. 04, 2003
Ginny Bohrer                         200,000     (3)      $    4,000     Feb. 04, 2003
John Wind                            200,000     (3)      $    4,000     Feb. 04, 2003
Robin Gennell                        200,000     (3)      $    4,000     Feb. 04, 2003
Maximum Ventures, Inc.               500,000     (14)     $   10,000     Feb. 20, 2003
Maximum Ventures, Inc.               972,222     (14)     $   19,444     Apr. 15, 2003


(1) Regulation "S" stock issued to Brokerage Firms located in Germany for resale in Europe.
(2) This stock was issued in relation to the purchase of Cambridge Gas Transport Corporation and was subsequently returned to the company when the purchase was rescinded.

(3)   Issued in lieu of cash bonus.
(4) Issued to President of company in partial repayment of his loans to the Company.
(5)   Issued as collateral on note for $750,000.
(6) Issued as signing bonus to President and Vice President of EPICUS subsidiary.
(7)   Issued as collateral for loans to company in the amount of $472,600.
(8)   Issued as payment for publishing consultant services.
(9) Issued in connection with consulting contract for convertible debenture.
(10)  Issued as part of negotiated settlement agreement in TCCF v/s
      Brauser.
(11) Issued as part of share exchange agreement in purchase of Moye & Associates, Inc.
(12)  Issued as collateral on note fo $150,000.
(13)  Issued as payment for marketing services
(14)  Issued as payment for business consulting services


ITEM 27 - EXHIBITS

3.0   Certificate of Incorporation and Bylaws (*)
3.1   Articles of Incorporation (*)
3.2   Articles of Amendment to the Articles of Incorporation (1)
3.3   Bylaws
5. Opinion of Law Office of L. Van Stillman, P.A. as to legality of securities being registered (***)
10.6  Debenture Purchase Agreement dated September 21, 2001. (***)
10.7  Registration Rights Agreement dated September 21, 2001. (***)
10.8  Security Agreement dated September 21, 2001. (***)
10.9  Amendment Number 1 to Purchase Agreement. (***)
10.10 Amendment Number 1 to Registration Rights Agreement. (***)
10.11 Debenture issued September 21, 2001 to AJW Partners, LLC. (***)
10.12 Debenture issued September 21, 2001 to New Millennium Capital Partners II, LLC. (***)
10.13 Warrant issued to AJW Partners, LLC on September 21, 2001. (***)
10.14 Warrant issued to New Millennium Capital Partners II, LLC on September 21, 2001. (***)
10.15 Debenture reissued to AJW Partners, LLC of Debenture originally issued September 21, 2001. (***)
10.16 Debenture reissued to New Millennium Capital Partners II, LLC originally issued September 21, 2001. (***)
10.17 Debenture reissued to New Millennium Capital Partners II, LLC originally issued September 21, 2001. (***)
10.18 Amendment to Debenture issued to AJW Partners, LLC amended October 3, 2001. (***)
10.19 Amendment to Debenture issued to New Millennium Capital Partners,LLC amended on October 3, 2001. (***)
10.20 Debenture issued to AJW Partners, LLC on December 13, 2001. (***)
10.21 Debenture issued to New Millennium Capital Partners, LLC on December 13, 2001. (***)
10.22 Warrant issued to AJW Partners, LLC on December 13,2001. (***)
10.23 Warrant issued to New Millennium Capital Partners, LLC on December 13, 2001. (***)
10.24 Contract for sale of the customer list of The Best net. (***)
10.25 Final Judgment Agreement between Sprint and EPICUS, Inc. (***)
23.1 Consent of Law Office of L. Van Stillman, included in Exhibit 5 hereto
23.2  Consent of S. W. Hatfield, CPA
23.3  Consent of Wieseneck, Andres & Company, P.A

(*) Included in original filing of the Company's Form 10-KSB, for the fiscal year 1995, filed April 1, 1998.
(**)  Filed herewith
(***) Included in the original filing of form SB/A file January 22, 2002


ITEM 28 - UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

 (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. iii. Include any additional or changed material information on the plan of distribution.
 (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
 (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
 (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




        (Remainder of this page left blank intentionally)

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida on April 30, 2003.

PHOENIX INTERNATIONAL INDUSTRIES, INC.

         /s/ Gerard Haryman
--------------------------------------
Gerard Haryman
President, Chief Executive Officer
Acting Chief Financial Officer,
Chairman of the Board of Directors
and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 30, 2003.


/s/ Gerard Haryman
--------------------------------------
Gerard Haryman
President, Chief Executive Officer
Acting Chief Financial Officer,
Chairman of the Board of Directors
and Director

/s/ Thomas Donaldson
--------------------------------------
Thomas Donaldson
Vice President, Chief Operating Officer
and Director


/s/ Timothy Palmer
--------------------------------------
Timothy Palmer
Director

           PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                  Page

Report of Independent Certified Public Accountants
 S. W. Hatfield, CPA                                               F-2

 Wieseneck, Andres & Company, P. A.                                F-3

Annual Consolidated Financial Statements

 Consolidated Balance Sheet
   as of May 31, 2002                                              F-4

 Consolidated Statements of Operations and Comprehensive Loss
   for the years ended May 31, 2002 and 2001                       F-6

 Consolidated Statement of Changes in Stockholders' Equity
   for the years ended May 31, 2002 and 2001                       F-8

 Consolidated Statements of Cash Flows
   for the years ended May 31, 2002 and 2001                       F-9

 Notes to Consolidated Financial Statements                        F-11

Quarterly Consolidated Financial Statements

 Balance Sheet
   as of February 28, 2003                                         F-28

 Statements of Operations and Comprehensive Loss
   for the nine and three months ended February 28, 2003
   and 2002                                                        F-30

 Statements of Cash Flows
   for the nine months ended February 28, 2003 and 2002            F-31

 Notes to Consolidated Financial Statements                        F-33

S.W. HATFIELD, CPA
certified public accountants

Member:  Texas Society of Certified Public Accountants
         Press Club of Dallas


            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            --------------------------------------------------

Board of Directors and Stockholders
Phoenix International Industries, Inc.

We have audited the accompanying consolidated balance sheet of Phoenix International Industries, Inc. (a Florida corporation) and Subsidiaries as of May 31, 2002 and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for the year ended May 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Phoenix International Industries, Inc. as of and for the year ended May 31, 2001 were audited by other auditors whose report was dated August 10, 2001 and included a paragraph expressing substantial doubt about Phoenix International Industries, Inc.'s ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Phoenix International Industries, Inc. as of May 31, 2002 and the results of its operations and its cash flows for the year ended May 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the consolidated financial statements, the Company continues to experience operating losses and negative cash flow from operating activities. Liquidity during this period has been provided by management and/or significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                        /s/ S. W. Hatfield, CPA
                                        -----------------------
                                        S. W. HATFIELD, CPA
Dallas, Texas
September 22, 2002


                  Use our past to assist your future[sm]

(secure mailing address)               (overnight delivery/shipping address)
P.O. Box 820395                            9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                          Dallas, Texas  75243-7212
214-342-9635 (voice)                                      (fax) 214-342-9601
800-244-0639                                                  SWHCPA@aol.com

                    WIESENECK, ANDRES & COMPANY, P.A.
                      Certified Public Accountants
                      772 U.S. HIGHWAY 1, SUITE 200
                     NORTH PALM BEACH, FLORIDA 33408
                             (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                        FAX (561) 626-3453
 PAUL M. WIESENECK, C.P.A.

 *Regulated by the State of Florida


                      INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Phoenix International Industries, Inc.
West Palm Beach, Florida

We have audited the accompanying consolidated statement of operations and comprehensive loss, changes in shareholders' deficit and cash flows of Phoenix International Industries, Inc. and Subsidiaries for the year ended May 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The 2001 consolidated financial statements referred to above, in our opinion present fairly, in all material respects, the results of its operations and its cash flows of the Company for the year ended May 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the consolidated financial statements, the Company has accumulated losses of approximately $16,000,000 as of May 31, 2001, has insufficient working capital and may continue to incur selling, general and administrative expenses. Realization of certain assets is dependent upon the Company's ability to meet its future financing requirements, the success of future operations and the continued funding of the parent Company's operations by its chief officers and sale of common stock. The conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note
C. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Wieseneck, Andres & Company, P.A.
--------------------------------------
Wieseneck, Andres & Company, P.A.

August 10, 2001

     PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEET
                           May 31, 2002


                                                               May 31, 2002
                                                               ------------
                              ASSETS
                              ------
Current Assets
 Cash on hand and in bank                                      $        850
 Accounts receivable - Trade, net of
   allowance for doubtful accounts of approximately
   $185,000                                                       1,353,660
 Advances due from officer                                           15,000
                                                               ------------
  Total current assets                                            1,369,510
                                                               ------------

Property and equipment - at cost                                    562,355
 Less Accumulated depreciation                                     (228,659)
                                                               ------------
  Net property and equipment                                        333,696
                                                               ------------


Other Assets
 Deposits                                                           207,898
 Restricted cash                                                    203,798
 Trademark and corporate name development costs                      23,524
                                                               ------------
   Total other assets                                               435,220
                                                               ------------

TOTAL ASSETS                                                   $  2,138,426
                                                               ============


                          - Continued -








The accompanying notes are an integral part of
these consolidated financial statements.                                F-4

     PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
              CONSOLIDATED BALANCE SHEET - CONTINUED
                           May 31, 2002


                                                               May 31, 2002
                                                               ------------
               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

Current Liabilities
 Bank overdraft                                                $     74,206
 Notes payable to banks and other                                 1,363,093
 Accounts payable - trade                                         2,531,854
 Accrued sales and service taxes payable                            623,677
 Accrued payroll and payroll taxes payable                          286,719
 Accrued rent payable to affiliate                                   90,468
 Accrued interest payable                                           527,243
 Accrued officer compensation                                     2,119,176
                                                               ------------
  Total current liabilities                                       7,616,436
                                                               ------------
Long-term debt
 Advances from controlling shareholder/officer                    1,373,323
                                                               ------------

  Total liabilities                                               8,989,759
                                                               ------------

Commitments and contingencies

Convertible debentures                                            1,429,697
                                                               ------------

Stockholders' Equity (Deficit)
 Preferred stock - $0.001 par value
  5,000 shares authorized
  None issued and outstanding                                             -
 Common stock - $0.001 par value.
  200,000,000 shares authorized.
  74,332,327 shares issued and outstanding                           74,332
 Additional paid-in capital                                      13,145,002
 Accumulated deficit                                            (21,500,364)
                                                               ------------
  Total stockholders' equity                                     (8,281,030)
                                                               ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $  2,138,426
                                                               ============










The accompanying notes are an integral part of
these consolidated financial statements.                                F-5

       PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS
                      AND COMPREHENSIVE LOSS
                Years ended May 31, 2002 and 2001

                                                   Year ended              Year ended
                                                  May 31, 2002            May 31, 2001
                                                  ------------            ------------

Revenues - net                                    $  6,029,792            $  3,671,015
Cost of Sales                                       (3,180,459)             (2,661,409)
                                                  ------------            ------------

Gross Profit                                         2,849,333               1,009,606
                                                  ------------            ------------

Operating Expenses
 Selling expenses                                      780,645                 543,667
 General and administrative expenses                 3,483,632               4,530,678
 Bad debt expense                                    1,969,657                 160,000
 Depreciation and amortization                         197,620                 278,506
 Compensation expense related to common
  stock issuances at less than "fair value"             84,563                       -
                                                  ------------            ------------
  Total operating expenses                           6,516,117               5,512,851
                                                  ------------            ------------

Loss from operations                                (3,666,784)             (4,503,245)
Other income
 Interest and other income (expense) - net             (78,267)                 56,529
 Interest expense                                     (414,807)             (1,439,191)
 Accretion of Beneficial Conversion
  Feature Discount on Convertible Debentures          (158,823)                      -
 Impairment adjustment of reorganization value
  in excess of amounts allocated to
  identifiable assets                                 (643,020)                      -
 Abandonment and impairment of property and
  equipment                                           (305,656)                      -
                                                  ------------            ------------
Loss before provision for income taxes,
 discontinued operations and extraordinary item     (5,267,357)             (5,885,867)
Provision for income taxes                                   -                       -
                                                  ------------            ------------

Loss before discontinued operations and
  extraordinary item                                (5,267,357)             (5,885,867)
Discontinued operations
 Loss on final settlement and disposition of
  assets and operations in closed subsidiaries,
  net of income taxes                                   20,913                       -
 Income from operations of discontinued
  subsidiary, net of income taxes                            -                   7,849
                                                  ------------            ------------
Loss before extraordinary item                      (5,246,444)             (5,878,018)
Extraordinary item

 Forgiveness and extinguishment of accounts
  payable                                                    -                 370,820
                                                  ------------            ------------

Net Loss                                            (5,246,444)             (5,507,198)
Other comprehensive income                                   -                       -
                                                  ------------            ------------

Comprehensive Loss                                $ (5,246,444)           $ (5,507,198)
                                                  ============            ============


                          - Continued -


The accompanying notes are an integral part of
these consolidated financial statements.                                F-6

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                    AND COMPREHENSIVE LOSS - CONTINUED -
                     Years ended May 31, 2002 and 2001


                                                   Year ended              Year ended
                                                  May 31, 2002            May 31, 2001
                                                  ------------            ------------

Loss before provision for income taxes,
 discontinued operations and extraordinary item   $ (5,267,357)           $ (5,885,867)

Provision for income taxes                                   -                       -
                                                  ------------            ------------

Loss before discontinued operations
 and extraordinary item                             (5,267,357)             (5,885,867)

Discontinued operations                                 20,913                   7,849
                                                  ------------            ------------

Loss before extraordinary item                      (5,246,444)             (5,878,018)

Extraordinary item                                           -                 370,820
                                                  ------------            ------------

Net Loss                                            (5,246,444)             (5,507,198)

Other comprehensive income                                   -                       -
                                                  ------------            ------------

Comprehensive Loss                                $ (5,246,444)           $ (5,507,198)
                                                  ============            ============


Net loss per weighted-average share
 of common stock outstanding, calculated
 on Net Loss - basic and fully diluted
  From continuing operations                      $      (0.08)           $      (0.17)
  Discontinued operations                                                            -
  Extraordinary item                                      0.00                    0.01
                                                  ------------            ------------

                                                  $      (0.08)           $       0.16
                                                  ============            ============

Weighted-average number of shares
 of common stock outstanding                        64,444,538              34,902,572
                                                  ============            ============





The accompanying notes are an integral part of
these consolidated financial statements.                                F-7

         PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    Years ended May 31, 2002 and 2001



                                                               Additional
                                            Common Stock         paid-in       Accumulated
                                         Shares      Amount      capital         Deficit            Total
                                       ----------   --------   -----------    --------------    -------------
Balances at June 1, 2000               19,353,847   $ 19,354   $ 7,543,466    $ (10,746,722)    $ (3,183,902)

Issuance of common stock
      For cash                         16,400,000     16,400     1,758,531                -        1,774,931
      For services rendered,
       interest and debt conversion     8,782,841      8,784     1,277,000                -        1,285,784
      For acquisition of Moye
       & Associates, Inc.                 400,000        400        91,000                -           91,400
      For compensation to
       employees                        1,464,869      1,464       184,372                -          185,836
      For compensation to
       officers                         2,500,000      2,500       670,000                -          672,500

Net loss for the year                           -          -             -       (5,507,198)      (5,507,198)
                                       ----------   --------   -----------    -------------     ------------
Balances at May 31, 2001               48,901,557     48,902    11,524,369      (16,253,920)      (4,680,649)

Issuance of common stock
      For cash pursuant to a private
       placement in accordance
       with Regulation S                2,000,000      2,000        98,000                -          100,000
      For cash pursuant to options
       granted and exercised by
       non-officer employees            3,067,777      3,068       298,088                -          301,156
      For services rendered, interest
       and debt conversion             16,950,493     16,950     1,121,082                -        1,138,032
      For compensation to officers      1,212,500      1,212        83,663                -           84,875
      For final settlement on
       disposition of Moye &
       Associates, Inc.                 2,200,000      2,200        19,800                -           22,000

Net loss for the year                           -          -             -       (5,246,444)      (5,246,444)
                                       ----------   --------   -----------    -------------     ------------
Balances at May 31, 2002               74,332,327   $ 74,332   $13,145,002    $ (21,500,364)    $ (8,281,030)
                                       ==========   ========   ===========    =============     ============












The accompanying notes are an integral part of
these consolidated financial statements.                                F-8

           PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended May 31, 2002 and 2001

                                                        Year ended              Year ended
                                                       May 31, 2002            May 31, 2001
                                                       ------------            ------------
Cash Flows from Operating Activities
 Net loss for the year                                 $ (5,246,444)           $ (5,507,198)
 Adjustments to reconcile net loss to net cash
  provided by operating activities
   Depreciation                                             102,951                 130,344
   Amortization                                              94,669                 148,162
   Bad debt expense                                       1,969,657                 160,000
   Expenses paid with common stock                          664,197               3,415,135
   Gain from extinguishment of debt                               -                (370,870)
   Impairment and abandonment charges to operations         948,676                       -
   Compensation expense related to common stock
     issuances at less than "fair value"                     84,563                       -
   Accretion of Beneficial Conversion Feature
     Discount on Convertible Debentures                     158,823                       -
  (Increase) Decrease in
  Accounts receivable                                    (2,248,490)               (948,174)
     Prepaid expenses                                         2,875                  (2,667)
     Deposits, intangible and other assets                  294,516                (552,049)
 Increase (Decrease) in
     Accounts payable                                       764,860                 908,775
     Accrued liabilities                                    675,816                 170,124
     Accrued interest payable                               277,010                 153,327
     Accrued officer compensation                           353,196                 353,196
                                                       ------------            ------------
Net cash used in operating activities                    (1,103,125)             (1,941,895)
                                                       ------------            ------------

Cash Flows from Investing Activities
 Increase in restricted cash                                   (433)               (200,000)
 Purchase of property and equipment                         (50,255)               (176,477)
 Cash paid for intangible assets                                  -                 (23,524)
 Cash paid for refundable deposits                                -                (132,998)
                                                       ------------            ------------
Net cash used in investing activities                       (50,688)               (532,999)
                                                       ------------            ------------

Cash Flows from Financing Activities
 Increase in cash overdraft                                  70,290                       -
 Proceeds from sale of common stock                         328,905                 800,218
 Cash paid to raise capital                                 (30,727)                      -
 Proceeds from convertible debentures                       155,000               1,792,500
 Payments on note payable to bankruptcy trustee                   -                 (50,000)
 Cash advanced from affiliated entities                     469,758                       -
 Repayments of advances from stockholder                          -                 (69,659)
 Proceeds from notes payable                                150,000                 674,182
 Cash to repay notes payable                                (47,128)               (660,687)
                                                       ------------            ------------
Net cash used in financing activities                     1,096,098               2,486,554
                                                       ------------            ------------

Increase (Decrease) in Cash                                 (57,715)                 11,660
Cash at beginning of period                                  58,568                  46,905
                                                       ------------            ------------
Cash at end of period                                  $        850            $     58,565
                                                       ============            ============






The accompanying notes are an integral part of
these consolidated financial statements.                                F-9

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                     Years ended May 31, 2002 and 2001

                                                        Year ended              Year ended
                                                       May 31, 2002            May 31, 2001
                                                       ------------            ------------

Supplemental Disclosure of
 Interest and Income Taxes Paid
    Interest paid for the period                       $          -            $          -
                                                       ============            ============
  Income taxes paid for the period                     $          -            $          -
                                                       ============            ============

Supplemental Disclosure of Non-cash
 investing and financing activities
  Common stock issued for retirement of debt           $    440,303            $    284,500
                                                       ============            ============
  Common stock issued in payment of accrued interest   $    137,797            $     88,672
                                                       ============            ============
















The accompanying notes are an integral part of
these consolidated financial statements.                                F-10

         PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Phoenix International Industries, Inc. (Company) was incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name Hydrobac, Inc. On July 7, 1986, the Company's name was changed to ProBac, Inc. and on October 5, 1994, its name was changed to Trident Environmental Systems, Inc. During those periods the Company's primary business was in various types of products and systems for use in the environmental clean-up industry. On October 2, 1996, the Company's name was changed to Phoenix International Industries, Inc. From January 1996 through May 31, 1997, the Company sought acquisitions as it wound down and closed its original environmental clean-up business.

On April 9, 1998, the Company acquired 100% of the outstanding stock of Mic Mac Investments, Inc. (Mic Mac), a South Carolina corporation. Mic Mac at the time of acquisition was a long distance telephone service "reseller" specializing in services to the hospitality industry. All operations related to Mic Mac were discontinued by February 1999.

Pursuant to a December 14, 1998 agreement, the Company acquired 100% of the stock of Cambridge Gas Transport Corporation (CGTC), a Cayman Islands Corporation, in the business of owning and operating specialized chemical/fuel tanker transport ships. Due to various disagreements, this acquisition was never consummated and was rescinded by agreement between the holders the majority of CGTC stock, and the Company. The Company filed litigation to recoup their payments to CTCG and executed an out of court settlement on December 15, 2000.

During Fiscal 2000, the Company acquired control of Telephone Company of Central Florida, Inc. (TCCF), an entity then operating under Chapter 11 of the United States Bankruptcy Court. As an integral component of TCCF's Plan of Reorganization, the Company recapitalized TCCF, effective on the effective date of TCCF's discharge from bankruptcy. On July 9, 1999, the
U. S. Bankruptcy Court issued an Order of Confirmation related to TCCF's Plan of Reorganization and the Company recapitalized TCCF within ten days of the Confirmation Order. TCCF is a "competitive local exchange carrier ("CLEC") telephone company and a reseller of other telecommunications services. On January 17, 2001 the corporate name of TCCF was changed to EPICUS, Inc. (Epicus).

On July 28, 2000, the Company acquired 100% of the stock of Moye & Associates, Inc. (Moye) of St. Simons Island Georgia. Moye's primary business was that of an Internet Service Provider (ISP) known as TheBest.Net. This move was seen by management as being synergetic with the operations of TCCF. On July 19, 2001, the Company sold all operating assets of Moye to an unrelated party and, effectively, discontinued all operations within this subsidiary.


NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of May 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE B - PREPARATION OF FINANCIAL STATEMENTS - Continued

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

These financial statements reflect the books and records of Phoenix International Industries, Inc., EPICUS, Inc., Mic Mac, Inc. and Moye & Associates, Inc. for the years ended May 31, 2002 and 2001, respectively. All significant intercompany transactions have been eliminated in consolidation. The consolidated entities are referred to as Company.


NOTE C - GOING CONCERN UNCERTAINTY

The Company has experienced cumulative operating losses for the previous three-year period of approximately $14,000,000 and has used cash in operating activities for the same period of approximately $4,473,000. In a effort to control costs and better manage the Company's key operating subsidiary, Epicus, Inc., the Company has discontinued all operations within Mic Mac and Moye and has sold or otherwise disposed of all operating assets of these subsidiaries.

The Company's liquidity has been sustained through the sale of equity securities, restricted and unrestricted, domestically and in international markets. Further, significant working capital advances have been made by members of management or by entities owned or controlled by members of management.

Management is of the opinion that Epicus can become cash flow positive during the second or third quarter of Fiscal 2003 (year ending May 31, 2003) and that this event will provide sufficient cash to support the Company's day-to-day liquidity requirements as well as retire outstanding debt and delinquent trade payables.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

Because of the Company's lack of positive cash flows, the Company's continuance is fully dependent either future sales of securities or upon its current management and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity.

        PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE C - GOING CONCERN UNCERTAINTY - Continued

There is no assurance that the Company will be able to obtain additional funding through the sales of additional securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   1. Cash and cash equivalents
      -------------------------

      For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

      Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

   2. Accounts receivable
      -------------------

      In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States and are principally concentrated in the southeastern
      quadrant of   the country.  Because of the credit risk involved,
      management has provided an allowance for doubtful accounts which
      reflects its opinion   of amounts which will eventually become
      uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

   3. Property and Equipment
      ----------------------

      Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives, generally three to ten years, of the individual assets using the straight-line method. Gains and losses from the disposition of property and equipment are included in operations as incurred.

   4. Intangible Assets
      -----------------

      Monies paid for development of the trade name "Epicus", approximately $23,525, were capitalized as a component of Other Assets on the Company's consolidated balance sheet. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter. For each of the years ended May 31, 2002 and 2001, no charges to operations were made for impairments in the future benefit of this trade name.

      Other intangible assets are amortized over the estimated useful life of the underlying asset using the straight-line method.

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

   5. Goodwill and Reorganization Value in Excess of Amounts Allocable to Identifiable Assets
      -------------------------------------------------------------------

      Goodwill represents the excess of the purchase price paid for a subsidiary over the fair market values of the underlying assets and liabilities assumed in the acquisition transaction. These amounts are amortized over a five to ten year period using the straight-line method. As of May 31, 2002, all goodwill has been charged to operations as a result of the discontinuing of all operations in acquired subsidiaries.

      Reorganization Value in Excess of Amounts Allocable to Identified Assets represents the excess of the recapitalized value of Epicus over the fair market value of the assets acquired upon final settlement of Epicus' filing under Chapter 11 of the United States Bankruptcy Code. This amount was originally being amortized over a forty year term using the straight-line method. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter.

      For the year ended May 31, 2001, management determined that there were no permanent impairments to the remaining carrying value of this balance. As of May 31, 2002, management, upon realization that the Fiscal 2002 operational objectives were not met, recorded an impairment of future recoverability of the recorded reorganization value in excess of amounts allocated to identifiable assets equivalent to 100.0% of the unamortized goodwill remaining at May 31, 2002.

   6. Revenue Recognition
      -------------------

      Local telephone services for business and residential service are billed to the respective customer in advance at the initiation of each monthly billing cycle. Long distance telephone services are billed in arrears in the month following the provision of the service. All revenue for both local and long distance services are recognized at the respective date of billing.

      In the event of cancellation of service by a customer prior to the expiration of the completion of the monthly billing cycle results in a partial refund due to the customer. These reductions of revenue, due to cancellation of service, are recognized at the point of service termination and are recognized as a component of trade accounts payable until final settlement of the customer's account balance.

      The Company discontinued the issuance and recognition of prepaid long-distance phone cards in May 1998. Any remaining commitment, if any, for unused prepaid long-distance phone cards are recognized in expense at the point of billing by the respective third- party carrier providin the long-distance service. The Company's exposure in this particula area is insignificant due to the time period between the termination of this type of revenue stream and the current date.

   7. Income Taxes
      ------------

      The Company uses the asset and liability method of accounting for income taxes. At May 31, 2002 and 2001, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

      As of May 31, 2002 and 2001, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved.

              PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

   8. Advertising costs
      -----------------

      The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

   9. Earnings (loss) per share
      -------------------------

      Basic earnings (loss) per share is computed by dividing the net income
      (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of May 31, 2002 and 2001, the Company's issued and outstanding, warrants, options and convertible debt are considered antidilutive due to the Company's net operating loss position.

 10.  Employee Stock Options
      ----------------------

      In December 2002, FASB issued SFAS No. 148 "Accounting for Stock-Based
      Compensation   Transition and Disclosure".  This statement amends SFAS
      No. 123 "Accounting for Stock-Based Compensation" and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. Effective March 1, 2003, the first day of the next reporting quarter, the Company's Board of Directors, in conjunction with public opinion and SFAS 148, elected to expense the imputed compensation cost related to stock options granted during Fiscal 2003. The adoption of SFAS No. 148 did not have a material impact on our results of operations or financial condition.

 11.  Reclassifications
      -----------------

      Certain May 31, 2001 amounts have been reclassified to conform to May 31, 2002 presentations.




              (Remainder of this page left blank intentionally)

           PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

  12.  New and Pending Accounting Pronouncements
       -----------------------------------------

       In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (" SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 141, among other things, eliminates the pooling of interests method of accounting for business acquisitions entered into after June 30, 2001. SFAS No. 142 requires companies to use a fair-value approach to determine whether there is impairment of existing and future goodwill. In August 2001, FASB issued SFAS No. 144 "Accounting for Impairment of Long-Lived Assets". SFAS No. 144 supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and APB No. 30 "Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" and combines the two accounting models into a single model based on the framework established in SFAS No. 121. We were required to implement these pronouncements for the fiscal year beginning June 1, 2002. The implementation of these pronouncements did not have a material impact on our results of operations or financial condition.

       In June 2001, FASB also issued SFAS No. 143 "Accounting for Asset Retirement Obligations" that addresses asset retirement obligations that result from the acquisition, construction or normal operation of long-lived assets. It requires companies to recognize asset retirement obligations as a liability when the liability is incurred at its fair value. There was no impact on our results of operations or financial condition as a result of the adoption of the standard.

       In April 2002, FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 13 is amended to eliminate any inconsistency between the required accounting for sale leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. We will be required to adopt this standard in our fiscal year beginning June 1, 2003. We do not believe that there will be a material impact on our results of operations or financial condition as a result of the adoption of this standard.

       In June 2002, FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". This statement requires recording costs associated with exit or disposal activities at their fair value when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. This standard will not have a material impact on our results of operations or financial condition.

       In November 2002, the FASB issued Interpretation No. 45 ("FIN45") "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that is has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements and initial measurement requirements of FIN45 are effective prospectively for guarantees issued or modified after December 31, 2002. We are not a party to any agreement in which we are a guarantor of indebtedness of others. Accordingly, the pronouncement is currently not applicable to us.

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.


NOTE F - CONCENTRATIONS OF CREDIT RISK

The Company and its Epicus subsidiary maintain their respective cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company and its subsidiaries are entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution.
During the years ended May 31, 2002 and 2001, respectively, the various operating companies had deposits in a financial institution with credit risk exposures in excess of statutory FDIC coverage. The Company has incurred no losses during 2002 or 2001 as a result of any of these unsecured situations.


NOTE G - BUSINESS COMBINATIONS

In accordance with an Agreement and Plan of Share Exchange the Company acquired 100% of the outstanding shares of common stock of Moye and Associates, Inc., a Georgia Corporation, doing business as TheBest.Net
(Moye) on July 28, 2000. The Company exchanged 600,000 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding stock of Moye. In accordance with the terms of the Agreement, the first 200,000 shares of the Company stock were issued immediately after the effective date, the second 200,000 shares were issued 135 days subsequent to the effective date and the final 200,000 shares are to be issued 270 days subsequent to the effective date. The final 200,000 shares were issued in June 2001. The transaction was accounted for using the purchase method of accounting. Goodwill is normally recorded when the purchase price exceeds the fair value of the net assets and liabilities acquired. Management reviewed the prospects of recovery of goodwill that was recorded on the date of purchase and determined that the goodwill was 100% impaired based on the Letter of Intent to sell Moye & Associates (see below). The excess of the fair value of the liabilities assumed over the fair value of the assets acquired (negative book value) was not recorded as negative Goodwill.

As part of an Employment Agreement also dated July 28, 2000, between Moye and Tully Moye, former stockholder of the Company, Moye will employ Mr. Moye for three years beginning July 28, 2000 at an annual base salary of $50,000 in year one, $60,000 in year two and $70,000 in year three. This will occur only if the financial state of the Company is such that it can meet this increase based on revenue generated by the Company; and the Company will not be forced to go to sources outside the Company to meet the increase. Should that not be the case employee's annual base salary will remain at $50,000 until the above condition can be met, at which time the increase will go into effect.

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE G - BUSINESS COMBINATIONS - CONTINUED

If, one year from the anniversary date of this agreement, the closing bid price of Phoenix International Stock is less than one dollar ($1.00) per share, making the value of 600,000 shares less than $600,000 dollars, employee will receive the difference between $600,000 and the actual value in additional stock of Phoenix International Industries, Inc.

Another provision of the Employment Agreement, Moye will reimburse Tully Moye $100,000 for interest free loans Mr. Moye made to Moye. The loan will be paid as follows: $25,000 at the closing of the Share Exchange Agreement, $50,000 on September 1, 2000, and $25,000 180 days from the execution of the Share Exchange Agreement. The second two payments have not been made but the payable has been reduced by the amount of personal expense paid by the Company on behalf of Mr. Moye.

On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Moye to a third party. The buyer paid $133.33 for each then-existing"dial-up" and "domain hosting client". There were between approximately 1,500 and 2,700 active fee-for-service clients on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 into an interest bearing
account at the date of signing.   As of May 31, 2002, all amounts due under
this sale of assets contract have been satisfied.


NOTE H - RESTRICTED CASH

As collateral for a stand-by letter of credit securing telephone service provided by BellSouth, the Company has placed on deposit approximately $204,000 in an interest bearing certificate of deposit.


NOTE I - ADVANCES DUE FROM OFFICER

The Company has advanced approximately $15,000 to a corporate officer. This amount is non-interest bearing and is unsecured. The advance is repayable upon demand and may, at the officer's discretion, be used to offset accrued, but unpaid, compensation.


NOTE J - PROPERTY AND EQUIPMENT

                                       May 31, 2002    May 31, 2001   Estimated life
                                       ------------    ------------   --------------
     Computer equipment                $    349,980    $    251,671       5 years
     Office furniture and fixtures           67,336         390,722     7-10 years
     Software and system programming        145,039         443,400       5 years
                                       ------------    ------------
                                            562,355       1,085,793
     Less accumulated depreciation         (228,659)       (329,901)
                                       ------------    ------------

     Net property and equipment        $    333,696    $    755,892
                                       ============    ============


Depreciation expense for the years ended May 31, 2002 and 2001, was $102,951 and $61,746, respectively.

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE J - PROPERTY AND EQUIPMENT - CONTINUED

During the fourth quarter, management performed a complete physical inventory of all property and equipment, reevaluated the estimated useful lives of all property and equipment remaining in service at May 31, 2002, and evaluated the potential recoverability of all property and equipment pursuant to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". On May 31, 2002, the Company recognized an abandonment of certain previously capitalized property and equipment resulting in a charge to operations of approximately $305,656. Additionally, management established new estimated useful lives of property and equipment as follows:

                                       May 31, 2002     May 31, 2001
                                       ------------     ------------

     Computer equipment                   5 years         12 years
     Office furniture and fixtures      7-10 years        12 years
     Software development                 5 years         12 years


The effect of this change in estimate was recognized in the fourth quarter for Fiscal 2002 and prospectively for all remaining balances to be depreciated.


NOTE K - ACCRUED OFFICER COMPENSATION

As of May 31, 2002, the Company has accrued approximately $2,119,176 for earned, but unpaid, compensation to it's Chief Executive Officer and Chief Operating Officer, at a rate of approximately at the rate of approximately $20,833 and $8,600 per month respectively.

In February and July 2001, the Company's Board of Directors approved the issuance of a bonus to the Company's Chief Executive Officer and Chief Operating Officer, to be paid in the form of common stock registered pursuant to a Registration Statement on Form S-8, as additional compensation for the Company's inability to provide consistent cash compensation to these officers. In February 2001, the Company issued 2,500,000 shares of common stock in a transaction valued at approximately $650,000, which equaled the closing quoted price of the Company's equivalent securities on the date of the transaction. In July 2001, the Company issued 600,000 shares of common stock in a transaction valued at approximately $36,000, which equaled the closing quoted price of the Company's equivalent securities on the date of the transaction.


NOTE L - NOTES PAYABLE TO BANKS AND OTHERS

Notes payable to banks and others at May 31, 2002
are as follows:
                                                             May 31, 2002
                                                             ------------
$750,000 note payable to a foreign corporation.
 Interest at 13.0% Accrued interest payable quarterly.
 Final maturity due in June 2003 and automatically
 renewable for one-year periods upon written notice by
 the Company prior to the maturity date.
 Collateralized by 3,000,000 shares of restricted,
 unregistered common stock of the Company.                   $    750,000

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE L - NOTES PAYABLE TO BANKS AND OTHERS - CONTINUED

$400,000 note payable to creditor trust fund.
 Interest at 8.0%.  Payable in quarterly installments
 of $25,000 plus accrued interest.  Final maturity in
 April 2004. In the event the Company fails to make
 any scheduled quarterly payment, the Creditors' Trust
 is entitled to an immediate entry of judgment for any
 remaining amounts due upon the filing of an Affidavit
 of Non-Payment by the Creditors' Trust.                          350,000

$150,000 note payable to an individual.  Principal and
 unpaid interest due upon demand.  Unsecured.                     111,000

$97,878 note payable to an unrelated entity.
  Non-interest bearing.  Unsecured.  Due upon demand               97,878

$100,000 note payable to former employee pursuant to an
 employment agreement for advances made by former
 owner of an acquired subsidiary.  Non-interest bearing.
 Due in full during Fiscal 2001.                                   54,215
                                                             ------------

Total notes payable to banks and others                      $  1,363,093
                                                             ============


NOTE M - LONG-TERM DEBT

Long-term debt consists of the following at May 31, 2002:

                                                             May 31, 2002
                                                             ------------
Unsecured advances made by the Company's Chief
 Executive Officer and/or entities controlled by either
 Company officers and/or individuals related to the
 Company's Chief Executive Officer.  Interest at 6.25%.
 Due upon demand.  Unsecured                                 $  1,373,323
                                                             ============


NOTE N - CONVERTIBLE DEBENTURES

As of May 31, 2002, the Company has issued and outstanding approximately $1,429,6977 in 12.0% convertible debentures that mature in January 2003. The proceeds were used to retire previously issued debt of similar nature. Interest is payable quarterly, in either cash or restricted, unregistered common stock, commencing on December 31, 2001. All interest payments which are not timely made incur a penalty and late fee of 15.0% per annum.


          (Remainder of this page left blank intentionally)

           PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE N - CONVERTIBLE DEBENTURES - CONTINUED

On September 28, 2001 AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased an aggregate of $700,000 of 12% convertible debentures and warrants to purchase, respectively, a total of 1,225,000 and 2,275,000 shares of common stock from us in a private placement transaction. We have received $550,000 of the $700,000 invested and will receive the remaining $150,000 upon effectiveness of this registration statement and satisfaction of the conditions listed in Section 1.1(b) of the purchase agreement that are outside of the investors' control. AJW Partners, LLC purchased a total of $245,000 of the debentures and New Millennium Capital Partners II, LLC purchased the remaining $455,000. Simultaneous with entering this transaction, AJW Partners, LLC and New Millennium Capital Partners II, LLC agreed to the extension of approximately $1,463,000 worth of debt we owed to them by accepting additional debentures for this amount on identical terms to the new investment.

The debentures are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the debentures where issued, at a conversion price equal to the lower of (I) $0.08 per share and (ii) 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion. The warrants issued to AJW Partners and New Millennium Capital Partners are each exercisable at an exercise price per share equal to 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of exercise and expire on April 14, 2003. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each Conversion Date, whichever occurs earlier. Interest may be paid, at the Company's option, in either cash or restricted, unregistered common stock. The debentures must be prepaid if an event of default occurs under the debentures and at the Company's option may be prepaid within thirty days of the original issue date of the debentures. Management is of the opinion that the Company has sufficient authorized common shares to cover the conversions. In the event that the Company does not have adequate authorized and unissued shares of common stock to effect the maximum shares needed to effect the conversion, the Company may need to seek shareholder consent to increase our amount of authorized shares. If we do not have enough authorized shares to cover the conversions and are unable to obtain shareholder approval to increase our authorized shares, such failure would be considered a breach of certain relevant provisions and representations and warranties under the convertible debenture documents and could result in the acceleration of all amounts due under the convertible debentures.

Each holder of the debenture may not convert its securities into shares of our common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% and 9.999% of the outstanding shares of our common stock. This restriction may be waived by each holder on not less than 61 days' notice to us. Since the number of shares of our common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the debentures, and consequently the number of shares of our common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners cannot be determined at this time. Because of this fluctuating characteristic, the Company has agreed to file a Registration Statement on Form SB-2 to register a number of shares of our common stock that exceeds the number of our shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners.

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE N - CONVERTIBLE DEBENTURES - CONTINUED

In conjunction with the issuance of the convertible debentures, the debentures were issued with an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on the issue date. This difference created a Beneficial Conversion Feature Discount of approximately $300,000. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the maturity date of the underlying debentures. Approximately $158,823 has been amortized to operations during the year ended May 31, 2002.


NOTE O - INCOME TAXES

The components of income tax (benefit) expense for the years ended May 31, 2002 and 2001, respectively, are as follows:

                                           May 31, 2002      May 31, 2001
                                           ------------      ------------
   Federal:
     Current                               $          -      $          -
     Deferred                                         -                 -
                                           ------------      ------------
                                                      -                 -
                                           ------------      ------------

   State:
     Current                                          -                 -
     Deferred                                         -                 -
                                           ------------      ------------
                                                      -                 -
                                           ------------      ------------
     Total                                 $          -      $          -
                                           ============      ============

The Company has a net operating loss carryforward of approximately $10,000,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2006. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense for the years ended May 31, 2002 and 2001, respectively, are as follows:

                                           May 31, 2002      May 31, 2001
                                           ------------      ------------

Statutory rate applied to loss before
  income taxes                             $ (1,784,000)     $ (1,872,000)
Increase (decrease) in income taxes
  resulting from:
    State income taxes                                -                 -
    Other, including reserve for deferred
    tax asset                                 1,784,000         1,872,000
                                           ------------      ------------
     Income tax expense                    $          -      $          -
                                           ============      ============


         PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE O - INCOME TAXES - Continued

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and accrued, but unpaid, accruals for officer compensation and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of May 31, 2002 and 2001, respectively:

                                           May 31, 2002      May 31, 2001
                                           ------------      ------------

   Deferred tax assets
     Net operating loss carryforwards      $  5,195,000      $  3,713,000
     Less valuation allowance                (5,195,000)       (3,713,000)
                                           ------------      ------------
   Net Deferred Tax Asset                  $          -      $          -
                                           ============      ============

During the year ended May 31, 2002, the valuation allowance increased by approximately $1,482,000.


NOTE P - PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. There are no shares of Preferred Stock issued and outstanding at May 31, 2002.

Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock that would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to our common stock or any other series of Preferred Stock which we may issue. Our Board of Directors may issue additional Preferred Stock in future financings, but has no current plans to do so at this time.



        (Remainder of this page left blank intentionally)

             PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE Q - COMMON STOCK TRANSACTIONS

On February 1, 2001, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock. During Fiscal 2002, the Company issued 1,080,000 shares to individuals providing various consulting and financial services to the Company. These transactions were valued at the closing quoted price of the Company's common stock at the transaction date. An aggregate $71,000 was charged to operations as a result of these transactions.

On April 24, 2001, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock to support the Company's 2001 Stock Option Plan. During Fiscal 2002, the Company issued 4,280,000 shares to various employees as compensation. Each respective transaction was valued at the closing quoted price of the Company's common stock at the transaction date. Cash proceeds of approximately $228,900 was received on the concurrent exercise of these options and an additional $72,200 was charged to operations as a result of the exercise price being below the closing quoted price at the time of exercise.

On September 28, 2001, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock. During Fiscal 2002, the Company issued an aggregate 4,500,000 shares to individuals providing consulting , legal and financial services to the Company. These transactions were valued at the closing quoted price of the Company's common stock at the transaction date. An aggregate $270,000 was charged to operations as a result of these transactions.

On May 6, 2002, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock. During Fiscal 2002, the Company issued an aggregate 3,325,000 shares to individuals providing various consulting, legal and financial services to the Company. These transactions were valued at the closing quoted price of the Company's common stock at the transaction date. An aggregate $133,000 was charged to operations as a result of these transactions.

During Fiscal 2002, the Company issued an aggregate 4,998,013 shares of common stock as a result of the exercise of the conversion of outstanding 12% debentures. Additionally, the Company issued 1,347,465 shares in payment of accrued interest on these debentures. These transactions were valued pursuant to the debenture terms.

In February 2002, the Company sold an aggregate 2,000,000 shares of common stock to foreign investors, pursuant to Regulation S, for gross proceeds of $100,000. The Company also incurred fees for capital placement services of approximately $31,000.

In June 2001 and October 2001, the Company issued an aggregate 2,200,000 shares of common stock to former shareholders of Moye & Associates, Inc. in final settlement of all outstanding issues, payments and compensation related to this acquisition in a prior period. Approximately $22,000 was charged to operations on this transaction.

During Fiscal 2002, the Company issued an aggregate 1,700,000 shares of restricted, unregistered common stock as payment for various business and financial consulting services. These transactions were valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of these transactions, approximately $54,000 was charged to operations.

         PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE R - STOCK WARRANTS

On September 28, 2001, in conjunction with the sale of an aggregate of $700,000 of 12% convertible debentures, the Company issued warrants to purchase an aggregate 3,500,000 shares of common stock.


NOTE S - STOCK OPTIONS

On May 31, 1998, the Company's Board of Directors adopted a Stock Option Plan far its employees, directors and consultants. On April 24, 2001, the Company filed a Registration Statement under the Securities Act of 1933 on Form S-8 to register 5,000,000 underlying shares of the stock option plan.

The purpose of the plan is to promote success of the Company by providing a method whereby eligible employees, directors and independent contractors and consultants providing services to the Company may be awarded additional remuneration for services rendered and invest in the capital stock of the
Company.   The plan will be
administered by the Compensation Committee of the Board of Directors and will consist of not less than two people. This committee shall have the full power and authority to grant to eligible persons options under the plan. Persons eligible to participate in the plan include officers and directors, employee, non-employee directors, independent contractors and consultants of the Company, as the Committee shall select. The plan includes and participants may receive Incentive Stock Options or Nonqualified Stock Options. An option granted under the plan shall remain exercisable during the term of the option to the extent provided in the applicable agreement and the plan. Shares of Common Stock delivered in payment in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. By acceptance of an Award, the Award is a special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary.

Employees of the Company who have been granted options are authorized by the Committee to purchase the shares at a price equal to 55% of the three day average closing bid price prior to the date of written election to exercise. At May 31, 2001, 1,464,869 options have been exercised totaling $102,210. All options granted at May 31, 2001 have been exercised.

In December 2002, FASB issued SFAS No. 148 "Accounting for Stock-Based
Compensation   Transition and Disclosure".  This statement amended SFAS No.
123 "Accounting for Stock-Based Compensation" and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. Effective March 1, 2003, the first day of our next reporting quarter, the Company's Board of Directors, in conjunction with public opinion and SFAS 148, elected to expense the imputed compensation cost related to stock options granted during Fiscal 2003. The adoption of SFAS No. 148 did not have a material impact on our results of operations or financial condition.

     PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE T - COMMITMENTS AND CONTINGENCIES

Leased facilities
-----------------

The Company leases its principal business location from a related party, the spouse of the chief executive officer. The lease, which provides for annual rental of approximately $40,000, expires in September 2001. Rent expense for the years ended May 31, 2001 and 2000 was $42,400 and $40,000 respectively, of which $48,060 was accrued for the year ended May 31, 2001.

The Company was obligated for the long-term lease of an automobile with monthly payments of approximately $508. The lease expired in December 2001.

Litigation
----------

In accordance with a Judgment Payment Agreement dated February 15, 2001 between Epicus, Inc. and Sprint - Florida, Inc. (Sprint), Epicus agreed to pay Sprint $332,000 together with interest at a rate provided by law. Monthly principal payments of $10,000, commencing March 15, 2001, through September 15, 2002 are required with a final balloon payment of $142,000 due on October 15, 2002. The $332,000 represents pre-petition and post petition costs to Epicus as a reseller of local telecommunication services that were provided by Sprint through a Master Resale Agreement.

The Company is subject to a default judgment related to litigation filed against the Company for nonpayment of rents subsequent to vacating office space occupied by the Company until approximately November 1995. To date, no collection action has been taken on the judgment by the holder and, accordingly, the ultimate potential cost to the Company, if any, is not determinable at this time.

On June 22, 2000, EXL Information of Vancouver, BC, Canada (EXL) filed suit in the Supreme Court of British Columbia, Canada, for payment of "royalty fees" it claims were owed by Epicus for the use of their billing program. Epicus denies owing EXL any money maintaining that the program was supposed to be adapted by EXL to meet Epicus's needs, which they never did, thereby nullifying the agreement. EXL is seeking relief in the amount of $184,761 US$. The matter is still being litigated. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

The Company signed a Consulting Agreement with an individual in Rio de Janeiro, Brazil on April 1, 2001 for a period of one hundred eighty (180) days. The consultant provided consulting services solely in connection with the Company's "marketability, image and information distribution" regarding its interest in expanding its market into Brazil. In consideration for the services provided by Consultant to the Company, the Company issued, pursuant to the Company's Employee Stock Option Plan, 200,000 shares of the Company's registered common stock. The Consultant was fully vested in the allocated shares on the30th day after the effective date of the Agreement.

The Company signed a Consulting Agreement with Gerald R. Shugard (GRS) of West Palm Beach, Florida on May 24, 2000 for a term of one year. GRS will serve as a General Management Consultant to advise the Company as to its performance associated with the growth and development of the Company. Compensation may be in the form of cash payments, common stock, stock options or a mutually agreeable combination of cash and common stock and/or stock options. Any other means of compensation must be mutually agreed upon, memorialized and signed by both parties.

          PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTE T - COMMITMENTS AND CONTINGENCIES - Continued

Litigation - continued
----------

The owners of Mic Mac received 250,000 shares of restricted common stock of the Company and were to receive another 250,000 shares if certain budgeted financial targets were met. The budgeted financial targets were not met by Mic Mac and, therefore, the acquisition was rescinded. The Company requested that the 250,000 shares previously issued also be returned. The owners of Mic Mac requested that the second 250,000 be issued and that all restrictions be removed from the shares. In an effort to amicably resolve the suit filed by the owners of Mic Mac, the Company has advised the owners that they will not seek recovery of the previously issued shares and have removed all restrictions. The owners of Mic Mac have not responded to this offer. The final outcome is not determinable at this time.


NOTE U - BUSINESS SEGMENTS

The Company conducted business activities in only one distinct business segment during Fiscal 2002. At the start of Fiscal 2002 (year ended May 31,
2002), the Company had three reportable segments consisted of 1)computer consulting; 2) telecommunication services and 3) acquisition services. Commencing June 1, 2001, the Company had no revenues or operations in and had discontinued all operating activities in all segments except telecommunication services.

Intercompany loans have been eliminated from reported segment assets. There have been no intersegment sales, or transfers and there have been no allocation of expenses between segments for the years ending May 31, 2001 and 2000. The accounting policy used by all reporting segments is the same as those described in the summary of significant accounting policies.

The following is a summary of segment activity for the year ended May 31, 2001:

                                 Computer     Telephone     Acquisition
                                Consulting    Services      Services         Totals
                                ----------   -----------    -----------    -----------
May 31, 2001
Revenues                        $  425,729   $ 3,244,648    $       638    $ 3,671,015
Interest income                          -        46,933          9,636         56,569
Interest expense                         -        47,515        314,754        362,269
Depreciation and amortization        6,637       137,052        134,817        278,506
Segment profit (loss)                7,849    (1,772,879)    (2,288,423)    (4,053,453)
Segment assets                     130,659     2,689,127        339,122      1,358,908


          Phoenix International Industries, Inc. and Subsidiaries
                        Consolidated Balance Sheet
                             February 28, 2003

                                (Unaudited)

                                                                February 28,
                                                                    2003
                                                                ------------
                              ASSETS
                              ------
Current Assets
 Cash on hand and in bank                                       $     19,295
 Accounts receivable - Trade, net of allowance for doubtful
  accounts of approximately $350,000                               3,613,769
 Advances due from officer                                            15,000
                                                                ------------
  Total current assets                                             3,648,064
                                                                ------------


Property and equipment - at cost                                     548,507
 Less Accumulated depreciation                                      (261,505)
                                                                ------------
  Net property and equipment                                         287,002
                                                                ------------

Other Assets
 Deposits                                                            202,706
 Restricted cash                                                     201,267
 Assets held for sale                                                 30,285
 Trademark and corporate name development costs                       23,524
                                                                ------------
   Total other assets                                                457,782
                                                                ------------
TOTAL ASSETS                                                    $  4,392,848
                                                                ============




                          - Continued -


The financial information presented herein has been prepared by management without audit by independent certified public accountants

The accompanying notes are an integral part of these consolidated
financial statements.                                                   F-28

        Phoenix International Industries, Inc. and Subsidiaries
                Consolidated Balance Sheet - Continued
                           February 28, 2003

                              (Unaudited)

                                                                February 28,
                                                                   2003
                                                                ------------
               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

Current Liabilities
 Bank overdraft                                                 $          -
 Notes payable to banks and other                                  1,363,093
 Accounts payable - trade                                          3,016,551
 Accrued sales and service taxes payable                           1,007,216
 Accrued payroll and payroll taxes payable                           479,056
 Accrued rent payable to affiliate                                   121,667
 Accrued interest payable                                            789,991
 Accrued officer compensation                                      2,384,073
                                                                ------------
  Total current liabilities                                        9,161,647
                                                                ------------

Long-term debt
 Advances from controlling shareholder/officer                     1,269,668
                                                                ------------
  Total liabilities                                               10,431,315
                                                                ------------

Commitments and contingencies

Convertible debentures                                             1,290,885
                                                                ------------

Stockholders' Equity (Deficit)
 Preferred stock - $0.001 par value
  5,000 shares authorized
  None issued and outstanding                                              -
 Common stock - $0.001 par value.
  200,000,000 shares authorized.
  98,641,919 shares issued and outstanding                            98,642
 Additional paid-in capital                                       13,822,491
 Accumulated deficit                                             (21,250,485)
                                                                ------------
  Total stockholders' equity                                      (7,329,352)
                                                                ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $  4,392,848
                                                                ============



The financial information presented herein has been prepared by management without audit by independent certified public accountants

The accompanying notes are an integral part of these consolidated
financial statements.                                                   F-29

         Phoenix International Industries, Inc. and Subsidiaries
      Consolidated Statements of Operations and Comprehensive Loss
         Nine and Three months ended February 28, 2003 and 2002

                                (Unaudited)

                                     Nine months     Nine months     Three months    Three months
                                        ended           ended           ended           ended
                                     February 28,    February 28,    February 28,    February 28,
                                         2003            2002           2003            2002
                                     ------------    ------------    ------------    ------------
Revenues - net                       $  7,458,595    $  4,594,314    $  3,210,507    $  1,357,342
Cost of Sales                          (3,408,128)     (2,684,581)      1,576,390        (787,828)
                                     ------------    ------------    ------------    ------------
Gross Profit                            4,050,467       1,909,733       1,647,117         569,514
                                     ------------    ------------    ------------    ------------

Operating Expenses
  Selling, general and
    administrative expenses             3,226,214       3,551,135       1,383,070         487,147
  Compensation expense related to
    common stock issuances at less
    than "fair value"                     311,934               -         311,934               -
  Depreciation and amortization            75,489         172,692           6,164          41,181
                                     ------------    ------------    ------------    ------------
      Total operating expenses          3,613,664       3,378,443       1,701,168         528,328
                                     ------------    ------------    ------------    ------------

Income (Loss) from operations             436,803      (1,468,710)        (67,051)         41,186

Other income
  Interest and other income
    (expense) - net                           915               -             915               -
  Interest expense                       (366,277)       (364,461)       (207,539)       (168,000)
  Gain on forgiveness of accounts
    payable                               353,577               -         353,577               -
  Loss on disposition of fixed
    assets                                (33,962)              -         (33,962)              -
  Accretion of Beneficial Conversion
    Feature Discount on Convertible
     Debentures                          (141,177)       (105,882)        (35,295)        (52,941)
                                     ------------    ------------    ------------    ------------

Income (Loss) before provision
  for income taxes                        249,879      (1,939,053)         10,645        (179,755)

Provision for income taxes                      -               -               -               -
                                     ------------    ------------    ------------    ------------
Net Income (Loss)                         249,879      (1,939,053)         10,645        (179,755)

Other comprehensive income                      -               -               -               -

Comprehensive Income (Loss)          $    249,879    $ (1,939,053)   $     10,645    $   (179,755)
                                     ============    ============    ============    ============

Net loss per weighted-average share
  of common stock outstanding,
  calculated on Net Loss - basic
  and fully diluted                           nil    $      (0.03)           nil     $      (0.02)
                                     ============    ============    ============    ============

Weighted-average number of shares
  of common stock outstanding          79,549,967       66,740,191     87,964,274       70,438,085
                                     ============    ============    ============    ============




The financial information presented herein has been prepared by management without audit by independent certified public accountants

The accompanying notes are an integral part of these consolidated
financial statements.                                                   F-30

          Phoenix International Industries, Inc. and Subsidiaries
                   Consolidated Statements of Cash Flows
                Nine months ended February 28, 2003 and 2002

                                (Unaudited)

                                                       Nine months       Nine months
                                                          ended             ended
                                                       February 28,      February 28,
                                                          2003              2002
                                                       ------------      ------------

Cash Flows from Operating Activities
 Net income (loss) for the period                      $    249,879      $ (1,939,053)
 Adjustments to reconcile net loss to net cash
  provided by operating activities
   Depreciation                                              75,489            84,939
   Amortization                                                   -            87,753
   Expenses paid with common stock                           71,000           242,215
   Bad debt expense                                         165,000                 -
   Compensation expense related to common stock
     issuances at less than "fair value"                    311,934                 -
   Gain on forgiveness of accounts payable                 (353,577)                -
   Loss on disposition of fixed assets                       33,962                 -
   Accretion of Beneficial Conversion Feature
     Discount on Convertible Debentures                     141,177           105,882
   (Increase) Decrease in
     Accounts receivable                                 (2,425,109)       (1,714,885)
     Deposits, intangible and other assets                    5,192           177,561
   Increase (Decrease) in
     Accounts payable                                       789,741           582,184
     Accrued liabilities                                    908,698           356,280
     Accrued officer compensation                           264,897           264,897
                                                       ------------      ------------
Net cash provided by (used in) operating activities         238,283        (1,752,227)
                                                       ------------      ------------

Cash Flows from Investing Activities
 (Increase) Decrease in restricted cash                       2,531           (50,000)
 Purchase of property and equipment                         (44,508)           (8,613)
                                                       ------------      ------------
Net cash used in investing activities                       (41,977)          (58,613)
                                                       ------------      ------------

Cash Flows from Financing Activities
 Increase (Decrease) in cash overdraft                      (74,206)            6,720
 Proceeds from sale of common stock                               -           298,178
 Cash advanced (repaid) from/to stockholder                (103,655)          213,007
 Proceeds from convertible debentures                             -           155,000
 Proceeds from notes payable                                      -         1,084,531
                                                       ------------      ------------
Net cash provided by (used in) financing activities        (177,861)        1,757,436
                                                       ------------      ------------

Increase (Decrease) in Cash                                  18,445           (53,304)

Cash at beginning of period                                     850            58,565
                                                       ------------      ------------
Cash at end of period                                  $     19,295      $      5,161
                                                       ============      ============



                          - Continued -


The financial information presented herein has been prepared by management without audit by independent certified public accountants

The accompanying notes are an integral part of these consolidated
financial statements.                                                   F-31

          Phoenix International Industries, Inc. and Subsidiaries
             Consolidated Statements of Cash Flows - Continued
                Nine months ended February 28, 2003 and 2002

                                (Unaudited)


                                                       Nine months       Nine months
                                                          ended             ended
                                                       February 28,      February 28,
                                                          2003              2002
                                                       ------------      ------------

Supplemental Disclosure of
 Interest and Income Taxes Paid
    Interest paid for the period                       $     64,654      $     45,120
                                                       ============      ============
  Income taxes paid for the period                     $          -      $          -
                                                       ============      ============

Supplemental Disclosure of Non-cash
 investing and financing activities
  Common stock issued for retirement of debt           $    138,812      $    492,631
                                                       ============      ============
  Common stock issued in payment of accrued interest   $     38,875      $     52,551
                                                       ============      ============
  Equipment acquired for future services on barter     $     48,534      $          -
                                                       ============      ============
















The financial information presented herein has been prepared by management without audit by independent certified public accountants

The accompanying notes are an integral part of these consolidated
financial statements.                                                   F-32

          Phoenix International Industries, Inc. and Subsidiaries

                 Notes to Consolidated Financial Statements


Note A - Organization and Description of Business

Phoenix International Industries, Inc. (Company) was incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name Hydrobac, Inc. On July 7, 1986, the Company's name was changed to ProBac, Inc. and on October 5, 1994, its name was changed to Trident Environmental Systems, Inc. During those periods the Company's primary business was in various types of products and systems for use in the environmental clean-up industry. On October 2, 1996, the Company's name was changed to Phoenix International Industries, Inc. From January 1996 through May 31, 1997, the Company sought acquisitions as it wound down and closed its original environmental clean-up business.

On April 9, 1998, the Company acquired 100% of the outstanding stock of Mic Mac Investments, Inc. (Mic Mac), a South Carolina corporation. Mic Mac at the time of acquisition was a long distance telephone service "reseller" specializing in services to the hospitality industry. All operations related to Mic Mac were discontinued by February 1999.

Pursuant to a December 14, 1998 agreement, the Company acquired 100% of the stock of Cambridge Gas Transport Corporation (CGTC), a Cayman Islands Corporation, in the business of owning and operating specialized chemical/fuel tanker transport ships. Due to various disagreements, this acquisition was never consummated and was rescinded by agreement between the holders the majority of CGTC stock, and the Company. The Company filed litigation to recoup their payments to CTCG and executed an out of court settlement on December 15, 2000.

During Fiscal 2000, the Company acquired control of Telephone Company of Central Florida, Inc. (TCCF), an entity then operating under Chapter 11 of the United States Bankruptcy Court. As an integral component of TCCF's Plan of Reorganization, the Company recapitalized TCCF, effective on the effective date of TCCF's discharge from bankruptcy. On July 9, 1999, the
U. S. Bankruptcy Court issued an Order of Confirmation related to TCCF's Plan of Reorganization and the Company recapitalized TCCF within ten days of the Confirmation Order. TCCF is a "competitive local exchange carrier ("CLEC") telephone company and a reseller of other telecommunications services. On January 17, 2001 the corporate name of TCCF was changed to EPICUS, Inc. (Epicus).

On July 28, 2000, the Company acquired 100% of the stock of Moye & Associates, Inc. (Moye) of St. Simons Island Georgia. Moye's primary business was that of an Internet Service Provider (ISP) known as TheBest.Net. This move was seen by management as being synergetic with the operations of TCCF. On July 19, 2001, the Company sold all operating assets of Moye to an unrelated party and, effectively, discontinued all operations within this subsidiary.


Note B - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of May 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Phoenix International Industries, Inc. and Subsidiaries

Note B - Preparation of Financial Statements - Continued

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB/A for the year ended May 31, 2002. The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission's instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending May 31, 2003.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

These financial statements reflect the books and records of Phoenix International Industries, Inc., EPICUS, Inc., Mic Mac, Inc. and Moye & Associates, Inc. for the nine and three months ended February 28, 2003 and 2002, respectively. All significant intercompany transactions have been eliminated in consolidation. The consolidated entities are referred to as Company.


Note C - Going Concern Uncertainty

The Company has experienced cumulative operating losses of approximately $14,000,000 and has used cash in operating activities for the same period of approximately $4,473,000 during the three year period ended May 31, 2002. In a effort to control costs and better manage the Company's key operating subsidiary, EPICUS, Inc., the Company has discontinued all operations within Mic Mac and Moye and has sold or otherwise disposed of all operating assets of these subsidiaries.

The Company's liquidity has been sustained through the sale of equity securities, restricted and unrestricted, domestically and in international markets. Further, significant working capital advances have been made by members of management or by entities owned or controlled by members of management.

     Phoenix International Industries, Inc. and Subsidiaries

Note C - Going Concern Uncertainty - Continued

Epicus became cash flow positive during the second quarter of Fiscal 2003 (year ending May 31, 2003) and management is of the opinion that this trend will continue in future periods. Accordingly, it is anticipated that sufficient cash will be generated to support the Company's day-to-day liquidity requirements as well as retire outstanding debt and delinquent trade payables.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

Because of the Company's lack of positive cash flows, the Company's continuance is fully dependent either future sales of securities or upon its current management and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity.

There is no assurance that the Company will be able to obtain additional funding through the sales of additional securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.


Note D - Summary of Significant Accounting Policies

1.  Cash and cash equivalents
    -------------------------

    For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

    Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.  Accounts receivable
    -------------------

    In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States and are principally concentrated in the southeastern quadrant of the country. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3.  Property and Equipment
    ----------------------

    Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives, generally three to ten years, of the individual assets using the straight-line method. Gains and losses from the disposition of property and equipment are included in operations as incurred.

          Phoenix International Industries, Inc. and Subsidiaries

Note D - Summary of Significant Accounting Policies - Continued

4.  Intangible Assets
    -----------------

    Monies paid for development of the trade name "EPICUS", approximately $23,525, were capitalized as a component of Other Assets on the Company's consolidated balance sheet. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter. For each of the periods ended February 28, 2003 and 2002, no charges to operations were made for impairments in the future benefit of this trade name.

    Other intangible assets are amortized over the estimated useful life of the underlying asset using the straight-line method.

5. Goodwill and Reorganization Value in Excess of Amounts Allocable to Identifiable Assets
    -------------------------------------------------------------------

    Goodwill represents the excess of the purchase price paid for a subsidiary over the fair market values of the underlying assets and liabilities assumed in the acquisition transaction. These amounts are amortized over a five to ten year period using the straight-line method. As of May 31, 2002, all goodwill was charged to operations as a result of the discontinuing of all operations in acquired subsidiaries.

    Reorganization Value in Excess of Amounts Allocable to Identified Assets represents the excess of the recapitalized value of Epicus over the fair market value of the assets acquired upon final settlement of Epicus' filing under Chapter 11 of the United States Bankruptcy Code. This amount was originally being amortized over a forty year term using the straight-line method. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter.

    During the quarter ended February 28, 2002, management determined that there were no permanent impairments to the remaining carrying value of this balance. As of May 31, 2002, management, upon realization that the Fiscal 2002 operational objectives were not met, recorded an impairment of future recoverability of the recorded reorganization value in excess of amounts allocated to identifiable assets equivalent to 100.0% of the unamortized goodwill remaining at May 31, 2002.

6.  Revenue Recognition
    -------------------

    Local telephone services for business and residential service are billed to the respective customer in advance at the initiation of each monthly billing cycle. Long distance telephone services are billed in arrears in the month following the provision of the service. All revenue for both local and long distance services are recognized at the respective date of billing.

    In the event of cancellation of service by a customer prior to the expiration of the completion of the monthly billing cycle results in a partial refund due to the customer. These reductions of revenue, due to cancellation of service, are recognized at the point of service termination and are recognized as a component of trade accounts payable until final settlement of the customer's account balance.

    The Company discontinued the issuance and recognition of prepaid long-distance phone cards in May 1998. Any remaining commitment, if any, for unused prepaid long-distance phone cards are recognized in expense at the point of billing by the respective third- party carrier providing the long-distance service. The Company's exposure in this particular area is insignificant due to the time period between the termination of this type of revenue stream and the current date.

           Phoenix International Industries, Inc. and Subsidiaries

Note D - Summary of Significant Accounting Policies - Continued

7.  Income Taxes
    ------------

    The Company uses the asset and liability method of accounting for income taxes. At February 28, 2003 and 2002, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

    As of February 28, 2003 and 2002, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved.

8.  Advertising costs
    -----------------

    The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

9.  Earnings (loss) per share
    -------------------------

    Basic earnings (loss) per share is computed by dividing the net income
    (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of February 28, 2003 and 2002, the Company's issued and outstanding, warrants, options and convertible debt are considered antidilutive due to the Company's net operating loss position.

10. Employee Stock Options
    ----------------------

    In December 2002, FASB issued SFAS No. 148 "Accounting for Stock-Based
    Compensation   Transition and Disclosure".  This statement amends SFAS
    No. 123 "Accounting for Stock-Based Compensation" and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. Effective March 1, 2003, the first day of the next reporting quarter, the Company's Board of Directors, in conjunction with public opinion and SFAS 148, elected to expense the imputed compensation cost related to stock options granted during Fiscal 2003. The adoption of SFAS No. 148 did not have a material impact on our results of operations or financial condition.

11. Reclassifications
    -----------------

    Certain February 28, 2002 amounts have been reclassified to conform to Fiscal 2003 presentations.


        (Remainder of this page left blank intentionally)

           Phoenix International Industries, Inc. and Subsidiaries

Note D - Summary of Significant Accounting Policies - Continued

12.  New and Pending Accounting Pronouncements
     -----------------------------------------

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (" SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 141, among other things, eliminates the pooling of interests method of accounting for business acquisitions entered into after June 30, 2001. SFAS No. 142 requires companies to use a fair-value approach to determine whether there is impairment of existing and future goodwill. In August 2001, FASB issued SFAS No. 144 "Accounting for Impairment of Long-Lived Assets". SFAS No. 144 supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and APB No. 30 "Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" and combines the two accounting models into a single model based on the framework established in SFAS No. 121. We were required to implement these pronouncements for the fiscal year beginning June 1, 2002. The implementation of these pronouncements did not have a material impact on our results of operations or financial condition.

     In June 2001, FASB also issued SFAS No. 143 "Accounting for Asset Retirement Obligations" that addresses asset retirement obligations that result from the acquisition, construction or normal operation of long-lived assets. It requires companies to recognize asset retirement obligations as a liability when the liability is incurred at its fair value. There was no impact on our results of operations or financial condition as a result of the adoption of the standard.

     In April 2002, FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 13 is amended to eliminate any inconsistency between the required accounting for sale leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. We will be required to adopt this standard in our fiscal year beginning June 1, 2003. We do not believe that there will be a material impact on our results of operations or financial condition as a result of the adoption of this standard.

     In June 2002, FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". This statement requires recording costs associated with exit or disposal activities at their fair value when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. This standard will not have a material impact on our results of operations or financial condition.

     In November 2002, the FASB issued Interpretation No. 45 ("FIN45") "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that is has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements and initial measurement requirements of FIN45 are effective prospectively for guarantees issued or modified after December 31, 2002. We are not a party to any agreement in which we are a guarantor of indebtedness of others. Accordingly, the pronouncement is currently not applicable to us.

           Phoenix International Industries, Inc. and Subsidiaries

Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.


Note F - Concentrations of Credit Risk

The Company and its Epicus subsidiary maintain their respective cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company and its subsidiaries are entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution.
During the periods ended February 28, 2003 and 2002, respectively, the various operating companies had deposits in a financial institution with credit risk exposures in excess of statutory FDIC coverage. The Company has incurred no losses during Fiscal 2003 or Fiscal 2002 as a result of any of these unsecured situations.


Note G - Business Combinations

In accordance with an Agreement and Plan of Share Exchange the Company acquired 100% of the outstanding shares of common stock of Moye and Associates, Inc., a Georgia Corporation, doing business as TheBest.Net
(Moye) on July 28, 2000. The Company exchanged 600,000 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding stock of Moye. In accordance with the terms of the Agreement, the first 200,000 shares of the Company stock were issued immediately after the effective date, the second 200,000 shares were issued 135 days subsequent to the effective date and the final 200,000 shares are to be issued 270 days subsequent to the effective date. The final 200,000 shares were issued in June 2001. The transaction was accounted for using the purchase method of accounting. Goodwill is normally recorded when the purchase price exceeds the fair value of the net assets and liabilities acquired. Management reviewed the prospects of recovery of goodwill that was recorded on the date of purchase and determined that the goodwill was 100% impaired based on the Letter of Intent to sell Moye & Associates (see below). The excess of the fair value of the liabilities assumed over the fair value of the assets acquired (negative book value) was not recorded as negative Goodwill.

As part of an Employment Agreement also dated July 28, 2000, between Moye and Tully Moye, former stockholder of the Company, Moye will employ Mr. Moye for three years beginning July 28, 2000 at an annual base salary of $50,000 in year one, $60,000 in year two and $70,000 in year three. This will occur only if the financial state of the Company is such that it can meet this increase based on revenue generated by the Company; and the Company will not be forced to go to sources outside the Company to meet the increase. Should that not be the case employee's annual base salary will remain at $50,000 until the above condition can be met, at which time the increase will go into effect.

If, one year from the anniversary date of this agreement, the closing bid price of Phoenix International Stock is less than one dollar ($1.00) per share, making the value of 600,000 shares less than $600,000 dollars, employee will receive the difference between $600,000 and the actual value in additional stock of Phoenix International Industries, Inc.

          Phoenix International Industries, Inc. and Subsidiaries

Note G - Business Combinations - Continued

Another provision of the Employment Agreement, Moye will reimburse Tully Moye $100,000 for interest free loans Mr. Moye made to Moye. The loan will be paid as follows: $25,000 at the closing of the Share Exchange Agreement, $50,000 on September 1, 2000, and $25,000 180 days from the execution of the Share Exchange Agreement. The second two payments have not been made but the payable has been reduced by the amount of personal expense paid by the Company on behalf of Mr. Moye.

On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Moye to a third party. The buyer paid $133.33 for each then-existing"dial-up" and "domain hosting client". There were between approximately 1,500 and 2,700 active fee-for-service clients on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 into an interest bearing
account at the date of signing.   As of May 31, 2002, all amounts due under
this sale of assets contract have been satisfied.


Note H - Restricted Cash

As collateral for a stand-by letter of credit securing telephone service provided by BellSouth, the Company has placed on deposit approximately $201,000 in an interest bearing certificate of deposit.


Note I - Advances Due From Officer

As of November 30, 2002, the Company has advanced approximately $15,000 to a corporate officer. This amount is non-interest bearing and is unsecured. The advance is repayable upon demand and may, at the officer's discretion, be used to offset accrued, but unpaid, compensation.


Note J - Property and Equipment

During the fourth quarter of Fiscal 2002 (year ended May 31, 2002), management performed a complete physical inventory of all property and equipment, reevaluated the estimated useful lives of all property and equipment remaining in service at May 31, 2002, and evaluated the potential recoverability of all property and equipment pursuant to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". On May 31, 2002, the Company recognized an abandonment of certain previously capitalized property and equipment resulting in a charge to operations of approximately $305,656. Additionally, management established new estimated useful lives of property and equipment as follows:


                                       May 31, 2002       Periods prior to
                                      and subsequent        May 31, 2001
                                      --------------      ----------------
     Computer equipment                   5 years              12 years
     Office furniture and fixtures      7-10 years             12 years
     Software development                 5 years              12 years

The effect of this change in estimate was recognized in the fourth quarter for Fiscal 2002 and prospectively for all remaining balances to be depreciated.

          Phoenix International Industries, Inc. and Subsidiaries

Note K - Accrued Officer Compensation

As of February 28, 2003, the Company has accrued approximately $2,384,000 for earned, but unpaid, compensation to it's Chief Executive Officer and Chief Operating Officer, at a rate of approximately at the rate of approximately $20,833 and $8,600 per month respectively.

In February and July 2001, the Company's Board of Directors approved the issuance of a bonus to the Company's Chief Executive Officer and Chief Operating Officer, to be paid in the form of common stock registered pursuant to a Registration Statement on Form S-8, as additional compensation for the Company's inability to provide consistent cash compensation to these officers. In February 2001, the Company issued 2,500,000 shares of common stock in a transaction valued at approximately $650,000, which equaled the closing quoted price of the Company's equivalent securities on the date of the transaction. In July 2001, the Company issued 600,000 shares of common stock in a transaction valued at approximately $36,000, which equaled the closing quoted price of the Company's equivalent securities on the date of the transaction.


Note L - Convertible Debentures

As of February 28, 2003, the Company has approximately $1,290,885 in issued and outstanding 12.0% convertible debentures that mature in January 2003. The proceeds were used to retire previously issued debt of similar nature. Interest is payable quarterly, in either cash or restricted, unregistered common stock, commencing on December 31, 2001. All interest payments which are not timely made incur a penalty and late fee of 15.0% per annum.

On September 28, 2001 AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased an aggregate of $700,000 of 12% convertible debentures and warrants to purchase, respectively, a total of 1,225,000 and 2,275,000 shares of common stock from us in a private placement transaction. We have received $550,000 of the $700,000 invested and will receive the remaining $150,000 upon effectiveness of this registration statement and satisfaction of the conditions listed in Section 1.1(b) of the purchase agreement that are outside of the investors' control. AJW Partners, LLC purchased a total of $245,000 of the debentures and New Millennium Capital Partners II, LLC purchased the remaining $455,000. Simultaneous with entering this transaction, AJW Partners, LLC and New Millennium Capital Partners II, LLC agreed to the extension of approximately $1,463,000 worth of debt we owed to them by accepting additional debentures for this amount on identical terms to the new investment.

The debentures are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the debentures where issued, at a conversion price equal to the lower of (i) $0.08 per share and (ii) 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion. The warrants issued to AJW Partners and New Millennium Capital Partners are each exercisable at an exercise price per share equal to 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of exercise and expire on April 14, 2003. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each Conversion Date, whichever occurs earlier. Interest may be paid, at the Company's option, in either cash or restricted, unregistered common stock. The debentures must be prepaid if an event of default occurs under the debentures and at the Company's option may be prepaid within thirty days of the original issue date of the debentures. Management is of the opinion that the Company has sufficient authorized common shares to cover the conversions. In the event that the Company does not have adequate authorized and unissued shares of common stock to effect the maximum shares needed to effect the conversion, the Company may need to seek shareholder consent to increase our amount of authorized shares. If we do not have enough authorized shares to cover the conversions and are unable to obtain shareholder approval to increase our authorized shares, such failure would be considered a breach of certain relevant provisions and representations and warranties under the convertible debenture documents and could result in the acceleration of all amounts due under the convertible debentures.

          Phoenix International Industries, Inc. and Subsidiaries

Note L - Convertible Debentures - Continued

Each holder of the debenture may not convert its securities into shares of our common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% and 9.999% of the outstanding shares of our common stock. This restriction may be waived by each holder on not less than 61 days' notice to us. Since the number of shares of our common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the debentures, and consequently the number of shares of our common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners cannot be determined at this time. Because of this fluctuating characteristic, the Company has agreed to file a Registration Statement on Form SB-2 to register a number of shares of our common stock that exceeds the number of our shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners.

In conjunction with the issuance of the convertible debentures, the debentures were issued with an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on the issue date. This difference created a Beneficial Conversion Feature Discount of approximately $300,000. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the maturity date of the underlying debentures. Approximately $141,177 has been amortized to operations during the nine months ended February 28, 2003. Upon conversion of any debentures, the related unamortized balance was reclassified to additional paid-in capital.


Note M - Income Taxes

The components of income tax (benefit) expense for the nine months ended February 28, 2003 and 2002, respectively, are as follows:

                                               February 28,   February 28,
                                                  2003            2002
                                               ------------   ------------
   Federal:
     Current                                   $          -   $          -
     Deferred                                             -              -
                                               ------------   ------------
                                                          -              -
                                               ------------   ------------
   State:
     Current                                              -              -
     Deferred                                             -              -
                                               ------------   ------------
                                                          -              -
                                               ------------   ------------
     Total                                     $          -   $          -
                                               ============   ============

The Company has a net operating loss carryforward of approximately $10,000,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2006. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

          Phoenix International Industries, Inc. and Subsidiaries

Note M - Income Taxes - Continued

The Company's income tax expense for the nine months ended February 28, 2003 and 2002, respectively, are as follows:

                                                         February 28,     February 28,
                                                            2003              2002
                                                         ------------     ------------

Statutory rate applied to loss before income taxes       $     85,000     $   (659,000)
Increase (decrease) in income taxes resulting from:
  State income taxes                                                -                -
  Other, including reserve for deferred tax asset             (85,000)         659,000
                                                         ------------     ------------
     Income tax expense                                  $          -     $          -
                                                         ============     ============

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and accrued, but unpaid, accruals for officer compensation and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of the respective years ended May 31, 2002 and 2001:

                                                   May 31,        May 31,
                                                    2002            2001
                                                 -----------     -----------
   Deferred tax assets
     Net operating loss carryforwards            $ 5,195,000     $ 3,713,000
     Less valuation allowance                     (5,195,000)     (3,713,000)
                                                 -----------     -----------
   Net Deferred Tax Asset                        $         -     $         -
                                                 ===========     ===========


During the year ended May 31, 2002, the valuation allowance increased by approximately $1,482,000.


Note N - Preferred Stock

Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. There are no shares of Preferred Stock issued and outstanding at November 30, 2002.

Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock that would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to our common stock or any other series of Preferred Stock which we may issue. Our Board of Directors may issue additional Preferred Stock in future financings, but has no current plans to do so at this time.

          Phoenix International Industries, Inc. and Subsidiaries

Note O - Common Stock Transactions

On February 1, 2001, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock. During Fiscal 2002, the Company issued 1,080,000 shares to individuals providing various consulting and financial services to the Company. These transactions were valued at the closing quoted price of the Company's common stock at the transaction date. An aggregate $71,000 was charged to operations as a result of these transactions.

On April 24, 2001, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock to support the Company's 2001 Stock Option Plan. During Fiscal 2002, the Company issued 4,280,000 shares to various employees as compensation. Each respective transaction was valued at the closing quoted price of the Company's common stock at the transaction date. Cash proceeds of approximately $228,900 was received on the concurrent exercise of these options and an additional $72,200 was charged to operations as a result of the exercise price being below the closing quoted price at the time of exercise.

On September 28, 2001, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock. During Fiscal 2002, the Company issued an aggregate 4,500,000 shares to individuals providing consulting , legal and financial services to the Company. These transactions were valued at the closing quoted price of the Company's common stock at the transaction date. An aggregate $270,000 was charged to operations as a result of these transactions.

On May 6, 2002, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock. During Fiscal 2002, the Company issued an aggregate 3,325,000 shares to individuals providing various consulting, legal and financial services to the Company. These transactions were valued at the closing quoted price of the Company's common stock at the transaction date. An aggregate $133,000 was charged to operations as a result of these transactions.

During Fiscal 2002, the Company issued an aggregate 4,998,013 shares of common stock as a result of the exercise of the conversion of outstanding 12% debentures. Additionally, the Company issued 1,347,465 shares in payment of accrued interest on these debentures. These transactions were valued pursuant to the debenture terms.

In February 2002, the Company sold an aggregate 2,000,000 shares of common stock to foreign investors, pursuant to Regulation S, for gross proceeds of $100,000. The Company also incurred fees for capital placement services of approximately $31,000.

In June 2001 and October 2001, the Company issued an aggregate 2,200,000 shares of common stock to former shareholders of Moye & Associates, Inc. in final settlement of all outstanding issues, payments and compensation related to this acquisition in a prior period. Approximately $22,000 was charged to operations on this transaction.

During Fiscal 2002, the Company issued an aggregate 1,700,000 shares of restricted, unregistered common stock as payment for various business and financial consulting services. These transactions were valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of these transactions, approximately $54,000 was charged to operations.

On June 10, 2002, the Company issued an aggregate 150,000 shares of restricted, unregistered common stock as payment for various business and financial consulting services. This transaction was valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of this transaction, approximately $3,000 was charged to operations.

On July 29, 2002, the Company issued 100,000 shares of restricted, unregistered common stock as payment of a retirement bonus to an employee. This transaction was valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of this transaction, approximately $2,000 was charged to operations.

         Phoenix International Industries, Inc. and Subsidiaries

Note O - Common Stock Transactions - Continued

In February 2003, the Company issued an aggregate of 2,800,000 shares of restricted, unregistered common stock to 10 separate employees of Epicus as bonus compensation. This transaction was valued on the respective transaction date at approximately the closing quoted market price of the Company's common stock. As a result of this transaction, approximately $56,000 was charged to operations.

In February 2003, the Company issued 500,000 shares of restricted, unregistered common stock to an unrelated entity providing business and financial consulting services. This transaction was valued on the transaction date at approximately the closing quoted market price of the Company's common stock. As a result of this transaction, approximately $10,000 was charged to operations.

During the period from June 1, 2002 through February 28, 2003, the Company issued an aggregate 14,884,592 shares of common stock as a result of the exercise of the conversion of outstanding 12% debentures. Additionally, the Company issued 3,375,000 shares in payment of accrued interest on these debentures. These transactions were valued pursuant to the debenture terms.


Note P - Stock Warrants

On September 28, 2001, in conjunction with the sale of an aggregate of $700,000 of 12% convertible debentures, the Company issued warrants to purchase an aggregate 3,500,000 shares of common stock.


Note Q - Stock Options

On May 31, 1998, the Company's Board of Directors adopted a Stock Option Plan far its employees, directors and consultants. On April 24, 2001, the Company filed a Registration Statement under the Securities Act of 1933 on Form S-8 to register 5,000,000 underlying shares of the stock option plan.

The purpose of the plan is to promote success of the Company by providing a method whereby eligible employees, directors and independent contractors and consultants providing services to the Company may be awarded additional remuneration for services rendered and invest in the capital stock of the
Company.   The plan will be administered by the Compensation Committee of the Board of Directors and will consist of not less than two people. This committee shall have the full power and authority to grant to eligible persons options under the plan. Persons eligible to participate in the plan include officers and directors, employee, non-employee directors, independent contractors and consultants of the Company, as the Committee shall select. The plan includes and participants may receive Incentive Stock Options or Nonqualified Stock Options. An option granted under the plan shall remain exercisable during the term of the option to the extent provided in the applicable agreement and the plan. Shares of Common Stock delivered in payment in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. By acceptance of an Award, the Award is a special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary.


Employees of the Company who have been granted options are authorized by the Committee to purchase the shares at a price equal to 55% of the three day average closing bid price prior to the date of written election to exercise. At May 31, 2001, 1,464,869 options have been exercised totaling $102,210. All options granted at May 31, 2001 have been exercised.

          Phoenix International Industries, Inc. and Subsidiaries

Note Q - Stock Options - Continued

In December 2002, FASB issued SFAS No. 148 "Accounting for Stock-Based
Compensation   Transition and Disclosure".  This statement amended SFAS No.
123 "Accounting for Stock-Based Compensation" and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. Effective March 1, 2003, the first day of our next reporting quarter, the Company's Board of Directors, in conjunction with public opinion and SFAS 148, elected to expense the imputed compensation cost related to stock options granted during Fiscal 2003. The adoption of SFAS No. 148 did not have a material impact on our results of operations or financial condition.


Note R - Commitments and Contingencies

Leased facilities
-----------------

The Company leases its principal business location from a related party, the spouse of the chief executive officer. The lease, which provides for annual rental of approximately $40,000, expired in September 2001 and is on a month-to-month basis. Rent expense for the quarters ended August 31, 2001 and 2000 was $10,600 and $10,000, respectively. As of August 31, 2002 and 2001, respectively, approximately $100,900 and 58,000 was accrued and unpaid.

The Company's operating subsidiary, Epicus, has entered into sublease agreement for office space in Lake Mary, Florida. The lease expires September 24, 2004 and requires monthly rental payments of approximately $11,500 per month for the first 12 months of the sublease term and $11,845 for the remainder of the term. Epicus also has a first right of refusal to acquire additional space contiguous to the new space. Further, the Company has an option to acquire certain office furnishings left in the space by the former tenant at a bargain price if said option is exercised by December 31, 2003. Future payments under this sublease are as follows:

                                Fiscal Year
                                  ending
                                  May 31,                    Amount
                                -----------                ---------
                                   2003                    $  34,500
                                   2004                      139,055
                                   2005                       35,535
                                                           ---------
                                   Total                   $ 210,125
                                                           =========


The Company was previously obligated for a long-term lease of an automobile with monthly payments of approximately $508. The lease expired in December 2001.


             (Remainder of this page left blank intentionally)

           Phoenix International Industries, Inc. and Subsidiaries

Note R - Commitments and Contingencies - Continued

Litigation
----------

EPICUS, Inc. (Epicus) has been involved in a dispute with one of its former carriers, Sprint Florida, regarding a default in payment for services. On August 23, 2000, Sprint filed suit in the Circuit Court of the Ninth Judicial Circuit in and for Orange County Florida. We believed that the accusation was incorrect, however after obtaining advice from legal counsel, we decided not to litigate the matter and on December 21, 2000, the carrier was awarded by that court, a default judgment against Epicus in the amount of $321,587.52. In accordance with a Judgment Payment Agreement dated February 15, 2001, Epicus agreed to pay Sprint as follows: Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 was payable on October 15, 2002. While the scheduled payment(s) have not been demanded by Sprint, as of February 28, 2003 or subsequent thereto, Management of the Company intends to enter negotiations to renew and/or restructure the payment agreement in order to mitigate any potentially negative effect on the Company's cash flow while satisfying this obligation.

On January 27, 1999 Phoenix filed suit in The Superior Court of Fulton County Georgia against our former subsidiary Intuitive Technology Consultants, Inc., (ITC) (now renamed Elite Technologies, Inc.), to recover approximately $350,000 in loans extended to ITC when it was one of our subsidiaries. On June 11, 2001, the day before the trial was to begin, ITC and the ITC Acquisition Group filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Laws, virtually eliminating any possibility of us collecting any amount of the debt from litigation in that manner. After examining the situation, it was decided that pursuing the collection of this debt would be a waste of the company's money and the lawsuit will be allowed to be dismissed and no further attempt at collection is planned.

A suit has been filed against Epicus in the Supreme Court of British Columbia in Vancouver, Canada by EXL Information Corporation, a Canadian corporation, in the amount of $184,761 for alleged breach of contract regarding a licensing fee for the use of their billing software. Epicus used the software for a short period of time and found that, contrary to the vendor's representations, it did not meet our specific needs and therefore stopped payment. EXL Information Corporation is seeking damages for the loss of revenue that would have been earned over the life of the agreement. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

A suit was filed in Palm Beach County Circuit Court in August of 1999, against the Company by the "Trustee as Successor in Interest" for Condor Place Joint Venture, for nonpayment of rents subsequent to vacating office space occupied by the Company until approximately November 1995. To date, no further action has occurred in this matter and a motion to dismiss for lack of prosecution has been filed by our counsel.

During the quarter ended February 28, 2003, there has been no significant change in any of the above listed litigation, except as noted.

Consulting Agreements
---------------------

The Company signed a Consulting Agreement with an individual in Rio de Janeiro, Brazil on April 1, 2001 for a period of one hundred eighty (180) days. The consultant provided consulting services solely in connection with the Company's "marketability, image and information distribution" regarding its interest in expanding its market into Brazil. In consideration for the services provided by Consultant to the Company, the Company issued, pursuant to the Company's Employee Stock Option Plan, 200,000 shares of the Company's registered common stock. The Consultant was fully vested in the allocated shares on the30th day after the effective date of the Agreement.

          Phoenix International Industries, Inc. and Subsidiaries

Note R - Commitments and Contingencies - Continued

Consulting Agreements - continued
---------------------

The Company signed a Consulting Agreement with Gerald R. Shugard (GRS) of West Palm Beach, Florida on May 24, 2000 for a term of one year. GRS will serve as a General Management Consultant to advise the Company as to its performance associated with the growth and development of the Company. Compensation may be in the form of cash payments, common stock, stock options or a mutually agreeable combination of cash and common stock and/or stock options. Any other means of compensation must be mutually agreed upon, memorialized and signed by both parties.

The owners of Mic Mac received 250,000 shares of restricted common stock of the Company and were to receive another 250,000 shares if certain budgeted financial targets were met. The budgeted financial targets were not met by Mic Mac and, therefore, the acquisition was rescinded. The Company requested that the 250,000 shares previously issued also be returned. The owners of Mic Mac requested that the second 250,000 be issued and that all restrictions be removed from the shares. In an effort to amicably resolve the suit filed by the owners of Mic Mac, the Company has advised the owners that they will not seek recovery of the previously issued shares and have removed all restrictions. The owners of Mic Mac have not responded to this offer. The final outcome is not determinable at this time.





             (Remainder of this page left blank intentionally)

           Phoenix International Industries, Inc. and Subsidiaries

Note S - Business Segments

The Company conducted business activities in only one distinct business segment during Fiscal 2002. At the start of Fiscal 2002 (year ended May 31,
2002), the Company had three reportable segments consisted of 1)computer consulting; 2) telecommunication services and 3) acquisition services. Commencing June 1, 2001, the Company had no revenues or operations in and had discontinued all operating activities in all segments except telecommunication services.

All intercompany loans have been eliminated from reported segment assets. There have been no intersegment sales, or transfers and there have been no allocation of expenses between segments for the years ending May 31, 2002 and 2001, respectively. The accounting policy used by all reporting segments is the same as those described in the summary of significant accounting policies.

The following is a summary of segment activity for the year ended May 31, 2001:

                                 Computer     Telephone     Acquisition
                                Consulting    Services      Services         Totals
                                ----------   -----------    -----------    -----------
May 31, 2001
Revenues                        $  425,729   $ 3,244,648    $       638    $ 3,671,015
Interest income                          -        46,933          9,636         56,569
Interest expense                         -        47,515        314,754        362,269
Depreciation and amortization        6,637       137,052        134,817        278,506
Segment profit (loss)                7,849    (1,772,879)    (2,288,423)    (4,053,453)
Segment assets                     130,659     2,689,127        339,122      1,358,908






             (Remainder of this page left blank intentionally)